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                                 MSR EXPLORATION LTD.
                             MERCURY EXPLORATION COMPANY
                                         AND
                                MERCURY MONTANA, INC.
                             AGREEMENT AND PLAN OF MERGER

                                    MARCH 26, 1997



Agreement and Plan of Merger............................................. 1

Mercury Exploration Disclosure Letter.................................... 2

MSR Exploration Disclosure Letter........................................ 3

Mercury Supplemental Disclosure Letter................................... 4

MSR Exploration Oil & Gas Properties..................................... 5

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                                                              EXECUTION COPY






                             AGREEMENT AND PLAN OF MERGER


                                        AMONG

                                 MSR EXPLORATION LTD.

                             MERCURY EXPLORATION COMPANY

                                         AND

                                MERCURY MONTANA, INC.



                                    MARCH 26, 1997

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                                  TABLE OF CONTENTS
                                                                        PAGE
                                                                        ----
ARTICLE I

                                      THE MERGER.........................  2
   1.1   THE MERGER......................................................  2
   1.2   CLOSING DATE....................................................  2
   1.3   CONSUMMATION OF THE MERGER......................................  2
   1.4   EFFECTS OF THE MERGER...........................................  3
   1.5   ARTICLES OF INCORPORATION; BYLAWS...............................  3
   1.6   DIRECTORS AND OFFICERS..........................................  3
   1.7   CONVERSION OF SECURITIES........................................  3
   1.8   DISSENTING SHARES...............................................  4
   1.9   PAYMENT OF MERGER CONSIDERATION TO HOLDERS OF MSR COMMON STOCK..  4
   1.10  PAYMENT OF MERGER CONSIDERATION TO MERCURY AND MINORITY
          STOCKHOLDERS.................................................... 6
   1.11  WITHHOLDING TAXES................................................ 6
   1.12  TAKING OF NECESSARY ACTION; FURTHER ACTION....................... 6

ARTICLE II

                            REPRESENTATIONS AND WARRANTIES...............  7
   2.1   REPRESENTATIONS AND WARRANTIES OF MSR...........................  7
   2.2   REPRESENTATIONS AND WARRANTIES OF MERCURY AND MERCURY SUB....... 22

ARTICLE III

                         COVENANTS OF MERCURY AND MERCURY SUB
                             PRIOR TO THE EFFECTIVE TIME................. 36
   3.1   CONDUCT OF BUSINESS BY MERCURY SUB PENDING THE MERGER........... 36
   3.2   PROXY STATEMENT................................................. 38
   3.3   ACQUISITION PROPOSALS........................................... 39

ARTICLE IV

                   COVENANTS OF MSR PRIOR TO THE EFFECTIVE TIME.......... 39
   4.1   CONDUCT OF BUSINESS BY MSR PENDING THE MERGER................... 39
   4.2   PROXY STATEMENT................................................. 41
   4.3   MEETING OF STOCKHOLDERS OF MSR.................................. 42
   4.4   REGISTRATION STATEMENT.......................................... 42
   4.5   STOCK EXCHANGE LISTING.......................................... 42
   4.6   FINANCING....................................................... 42


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ARTICLE V

                          ADDITIONAL AGREEMENTS.......................... 43
   5.1   ACCOUNTANTS LETTER.............................................. 43
   5.2   FILINGS; CONSENTS; REASONABLE EFFORTS........................... 43
   5.3   NOTIFICATION OF CERTAIN MATTERS................................. 43
   5.4   AGREEMENT TO DEFEND............................................. 43
   5.5   EXPENSES........................................................ 43
   5.6   SURVIVING CORPORATION AND SUBSIDIARIES BOARDS OF DIRECTORS,
           EXECUTIVE COMMITTEES AND OFFICERS............................. 44
   5.7   INDEMNIFICATION................................................. 44
   5.8   CERTAIN TAX AND ACCOUNTING MATTERS.............................. 46
   5.9   AGREEMENT REGARDING CERTAIN REVENUES AND EXPENSES............... 48
   5.10  ARTICLES OF INCORPORATION AND BYLAWS............................ 48
   5.11  ALTERNATIVE TRANSACTION......................................... 48
   5.12  CONTINGENT WARRANT.............................................. 49
   5.13  MANAGEMENT AGREEMENT............................................ 49


ARTICLE VI

                              CONDITIONS................................. 49
   6.1   CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER..... 49
   6.2   ADDITIONAL CONDITIONS TO OBLIGATIONS OF MSR..................... 51
   6.3   ADDITIONAL CONDITIONS TO OBLIGATIONS OF MERCURY AND
          MERCURY SUB.................................................... 51


ARTICLE VII


                           MISCELLANEOUS................................. 52
   7.1   TERMINATION..................................................... 52
   7.2   EFFECT OF TERMINATION........................................... 53
   7.3   WAIVER AND AMENDMENT............................................ 53
   7.4   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.......... 53
   7.5   CERTAIN DEFINITIONS............................................. 53
   7.6   PUBLIC STATEMENTS............................................... 54
   7.7   REMEDIES NOT EXCLUSIVE.......................................... 54
   7.8   ASSIGNMENT...................................................... 54
   7.9   NOTICES......................................................... 54
   7.10  GOVERNING LAW................................................... 55
   7.11  SEVERABILITY.................................................... 55
   7.12  COUNTERPARTS.................................................... 55
   7.13  HEADINGS........................................................ 55
   7.14  CONFIDENTIALITY AGREEMENT....................................... 55
   7.15  ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES; COMMUNITY PROPERTY
         INTERESTS....................................................... 56
   7.16  DISCLOSURE LETTERS.............................................. 57


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                           AGREEMENT AND PLAN OF MERGER


    This Agreement and Plan of Merger, dated as of the 26th day of March, 1997 (this "AGREEMENT"), is among MSR Exploration Ltd., an Alberta, Canada corporation which has agreed to redomesticate to the State of Delaware subject to the terms hereof ("MSR"), Mercury Exploration Company, a Texas corporation ("MERCURY"), and Mercury Montana, Inc., a Delaware corporation ("MERCURY SUB").

    WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Boards of Directors of MSR, Mercury and Mercury Sub, and Mercury and the "MINORITY STOCKHOLDERS" (as such term is defined below), as the owners and holders of all of the capital stock of Mercury Sub, have approved the merger of MSR with and into Mercury Sub (the "MERGER"); and

    WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

    NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                    THE MERGER

    1.1 THE MERGER. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the General Corporation Law of Delaware (the "DGCL"), at the Effective Time (as defined in Section 1.3) MSR shall be merged with and into Mercury Sub. As a result of the Merger, the separate corporate existence of MSR shall cease and Mercury Sub shall continue as the surviving corporation (sometimes referred to herein as the "SURVIVING CORPORATION"), and all the properties, rights, privileges, powers and franchises of Mercury Sub and MSR shall vest in the Surviving Corporation, without any transfer or assignment having occurred, and all debts, liabilities and duties of Mercury Sub and MSR shall attach to the Surviving Corporation, all in accordance with the DGCL.

    1.2 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Thompson & Knight, P.C., 801 Cherry Street, Fort Worth, Texas 75102, as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time or place or on such other date as MSR and Mercury shall agree, provided that the closing conditions set forth in Article VI shall have been satisfied or waived at or prior to such time. The date on which the Closing occurs is herein referred to as the "CLOSING DATE".


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    1.3  CONSUMMATION OF THE MERGER. As soon as practicable on the Closing
Date, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Delaware a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The "EFFECTIVE TIME" of the Merger as that term is used in this Agreement shall mean such time as the certificate of merger is duly filed with the Secretary of State of Delaware or at such later time (not to exceed 90 days from the date the certificate is filed) as is specified in the certificate of merger pursuant to the mutual agreement of MSR and Mercury.

    1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL.

    1.5 ARTICLES OF INCORPORATION; BYLAWS. The Articles of Incorporation of Mercury Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation and thereafter shall continue to be its Articles of Incorporation until amended as provided therein and under the DGCL; provided, however, that the name of the Surviving Corporation after the Effective Time shall be MSR Exploration Ltd., and the Articles of Incorporation of the Surviving Corporation shall be amended to reflect such name change. The bylaws of Mercury Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and under the DGCL.

    1.6 DIRECTORS AND OFFICERS. At and after the Effective Time (a) the respective boards of directors of the Surviving Corporation and its subsidiaries shall be comprised of (i) three persons designated by MSR immediately prior to the Effective Time (which such designees shall be Otto Buis, Steve Morris and Patrick Montalban) and (ii) three persons designated by Mercury immediately prior to the Effective Time, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation and its subsidiaries, and (b) the officers of the MSR and its subsidiaries shall be as follows:
Chairman of the Board and Chief Executive Officer - Otto J. Buis, President and Chief Operating Officer - Thomas F. Darden, Vice President - Glenn M. Darden, and such other officers as shall be elected by the respective boards of directors of the Surviving Corporation and its subsidiaries, in each case until their respective successors are duly elected or appointed and qualified.

    1.7 CONVERSION OF SECURITIES. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of MSR, Mercury, Mercury Sub or their stockholders:

         (a) Each share of common stock, no par value per share, of MSR issued and outstanding immediately prior to the Effective Time ("MSR COMMON STOCK"), shall be converted into the right to receive one share of common stock, par value $.01 per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK"), and each warrant to purchase shares of MSR Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into a warrant to purchase the same number of shares of Surviving Corporation Common Stock.


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         (b)  Each share of common stock, par value $.01 per share, of Mercury
    Sub issued and outstanding immediately prior to the Effective Time ("MERCURY SUB COMMON STOCK"), shall be converted into one share of Surviving Corporation Common Stock, and each warrant and option to purchase shares of Mercury Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into a warrant or option to purchase the same number of shares of Surviving Corporation Common Stock.

The foregoing rights to receive shares of Surviving Corporation Common Stock or warrants or options to purchase shares of Surviving Corporation Common Stock are herein collectively referred to as the "MERGER CONSIDERATION".

    1.8 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of MSR Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has demanded appraisal of such shares in accordance with the DGCL, if the DGCl provides for appraisal rights for such shares in the Merger ("DISSENTING SHARES"), shall not be converted into a right to receive the applicable Merger Consideration, but, instead, such holder shall be entitled to appraisal rights for his Dissenting Shares in accordance with the provisions of the DGCL; provided, however, that if such holder fails to perfect or effectively withdraws or loses his right to appraisal of his Dissenting Shares under the DGCL, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the applicable Merger Consideration. MSR shall give Mercury prompt notice of any demands received by MSR for appraisal of shares of MSR Common Stock, and, prior to the Effective Time, Mercury shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, MSR shall not, except with the prior written consent of Mercury, make any payment with respect to, or settle or offer to settle, any such demands.

    1.9  PAYMENT OF MERGER CONSIDERATION TO HOLDERS OF MSR COMMON STOCK.

    (a) Pursuant to an agreement to be entered into on or before the Closing Date among MSR, Mercury, and such designee, MSR shall designate a bank or trust company reasonably acceptable to Mercury to act as exchange agent in the Merger (the "EXCHANGE AGENT") for purposes of effecting the exchange for the Merger Consideration of certificates that, immediately prior to the Effective Time, representing shares of MSR Common Stock, or warrants to purchase MSR Common Stock, entitled to receive the Merger Consideration pursuant to Section 1.7 ("CERTIFICATES"). Upon the surrender to the Exchange Agent of each Certificate, the Exchange Agent shall pay the holder of such Certificate the applicable Merger Consideration multiplied by the number of shares of MSR Common Stock formerly represented by such Certificate in exchange therefor (or, in the case of a warrant to purchase shares of MSR Common Stock, a warrant to purchase a like amount of shares of Surviving Corporation Common Stock in exchange therefor), and such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate shall represent solely the right to receive the applicable Merger Consideration. No interest shall be paid or accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be


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

delivered to any person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such exchange that (i) the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and (ii) the person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes (as defined below) required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. MSR may impose such other reasonable conditions upon the exchange of Certificates as it may deem necessary or desirable and as are consistent with the provisions of this Agreement. Surviving Corporation Common Stock into which MSR Common Stock shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time; provided, however, that, subject to Applicable Laws (as defined below), no holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Surviving Corporation Common Stock into which his MSR Common Stock shall have been converted.

    (b) At or immediately prior to the Closing, MSR shall deposit, or cause to be deposited, in trust with the Exchange Agent stock certificates representing the aggregate stock Merger Consideration to which holders of shares of MSR Common Stock shall be entitled at the Effective Time pursuant to Section 1.7 (the "PAYMENT FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, make the exchanges referred to in Section 1.9(a) out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as expressly provided in this Agreement.

    (c) Unless and until a Certificate is surrendered to the Exchange Agent, dividends/distributions payable to the holders of record of Surviving Corporation Common Stock shall not be paid to the holder of such Certificate in respect of the Surviving Corporation Common Stock represented thereby, but, subject to applicable abandoned property, escheat, and similar laws, there shall be paid to the holder thereof (i) upon surrender of such Certificate, the amount of any dividends/distributions, the record date for the determination of the holders entitled to which shall be after the Effective Time, which theretofore shall have become payable with respect to the shares of Surviving Corporation Common Stock represented by such Certificate and issued in exchange upon its surrender, but without interest on such dividends/distributions, and (ii) after surrender of such Certificate, the amount of any dividends/distributions with respect to such shares of Surviving Corporation Common Stock, the record date for the determination of the holders entitled to which shall be after the Effective Time but prior to the surrender of such Certificate, and the payment date of which shall be subsequent to such surrender, such amount to be paid on such payment date.

    (d)  Promptly following the date which is one year after the Effective
Time, the Exchange Agent shall deliver to the Surviving Corporation all certificates other documents and instruments in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat, and similar laws) receive in exchange therefor the applicable Merger Consideration and any amounts to which such holder is entitled pursuant to Sections 1.9(c),


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

but such holder shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under Applicable Law. Notwithstanding anything in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of MSR Common Stock for any cash or other property delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

    (e) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of a Certificate a form of letter of transmittal (which shall specify that delivery of a Certificate shall be effected, and risk of loss and title to a Certificate shall pass, only upon proper delivery of the Certificate to the Exchange Agent and shall be in such form and contain such other provisions, as MSR shall specify) and instructions for use in surrendering such Certificate and receiving the applicable Merger Consideration in exchange therefor.

    (f) At the Effective Time, the stock transfer books of MSR shall be closed and no transfers of MSR Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for the applicable Merger Consideration as provided in Section 1.7, subject to Applicable Law in the case of Dissenting Shares.

    (g) In the event any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, or destroyed, the Surviving Corporation shall issue or cause to be issued in exchange for such lost, stolen, or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with Section 1.7. When authorizing such issue of the Merger Consideration in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificate to give the Surviving Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen, or destroyed.

    1.10 PAYMENT OF MERGER CONSIDERATION TO MERCURY AND MINORITY STOCKHOLDERS. On the Closing Date, immediately following the Effective Time, Mercury and the Minority Stockholders, as the owners and holders of the certificate or certificates that prior thereto represented all of the Mercury Sub Common Stock and warrants and options to purchase Mercury Common Stock, shall surrender such certificates to the Surviving Corporation or its transfer agent. Upon the surrender by Mercury and the Minority Stockholders to the Surviving Corporation or its transfer agent of all of such certificates, the Surviving Corporation shall pay and deliver to Mercury and the Minority Stockholders the aggregate amount of the applicable Merger Consideration to which Mercury and the Minority Stockholders are entitled in accordance with Section 1.7 above, and such certificates shall forthwith be cancelled.

    1.11 WITHHOLDING TAXES. The distribution of the Merger Consideration will be subject to all applicable withholding requirements under federal and foreign tax laws.


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    1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. The parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Mercury Sub or MSR, such corporations shall direct their respective officers and directors to take all such lawful and necessary action.

                                      ARTICLE II

                            REPRESENTATIONS AND WARRANTIES

    2.1 REPRESENTATIONS AND WARRANTIES OF MSR. MSR hereby represents and warrants to Mercury, Mercury Sub and the Minority Stockholders that:

         (a) ORGANIZATION AND COMPLIANCE WITH LAW. Each of MSR and its consolidated subsidiaries (the "MSR SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized and has all requisite corporate power and corporate authority and all necessary governmental authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, and the name of each MSR Subsidiary, and the jurisdiction in which each is chartered or organized are set forth in Section 2.1(a) of the disclosure letter delivered by MSR to Mercury as of March 10, 1997 (the "MSR DISCLOSURE LETTER"). Except as set forth in Section 2.1(a) of the MSR Disclosure Letter, each of MSR and the MSR Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

         (b)  CAPITALIZATION.

              (i) The authorized capital stock of MSR consists of 20,000,000 shares of MSR Common Stock, no par value shares. As of March 10, 1997, there were issued and outstanding 13,777,014 shares of MSR Common Stock, and no shares of MSR Common Stock were held as treasury shares. As of March 10, 1997, a total of 280,000 shares of MSR Common Stock were reserved for issuance pursuant to the stock options and rights to purchase referred to in Section 2.1(b)(ii). All issued shares of MSR Common Stock are validly issued, fully paid and nonassessable, and no holder thereof is entitled to preemptive rights. All shares of MSR Common Stock to be issued pursuant to the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will not violate the preemptive rights of any person. Except as set forth in Section 2.1(b) of the MSR Disclosure Letter, MSR is not a party to, and is not aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock or


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         any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of MSR.

              (ii) As of the date hereof, there are outstanding options or other rights (the "MSR OPTIONS") to purchase an aggregate of 280,000 shares of MSR Common Stock under that certain warrant in favor of Bank Paribas dated as of January 13, 1995. Other than as set forth in this
         Section 2.1(b) and except for issuances contemplated by this Agreement in connection with the Merger, there are not now, and at the Effective Time there will not be, any (A) shares of capital stock or other equity securities of MSR outstanding (other than MSR Common Stock issued pursuant to the exercise of MSR Options) or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of MSR, or contracts, understandings or arrangements to which MSR is a party, or by which it is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock.

              (iii) Except as set forth in Section 2.1(b) of the MSR Disclosure Letter, all outstanding shares of capital stock of the MSR Subsidiaries are owned by MSR or a wholly-owned subsidiary of MSR, free and clear of all liens, charges, encumbrances, adverse claims and options of any nature.

         (c) AUTHORIZATION AND VALIDITY OF AGREEMENT. MSR has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by MSR of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action (subject only, with respect to the Merger and the approval of this Agreement as provided for in Section 4.3). On or prior to the date hereof, the Board of Directors of MSR has determined to recommend the approval of this Agreement to the stockholders of MSR, and such determination is in effect as of the date hereof. This Agreement has been duly executed and delivered by MSR is the valid and binding obligation of MSR, enforceable against MSR in accordance with its terms.

         (d) NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS TO WHICH MSR OR ANY OF THE MSR SUBSIDIARIES IS A PARTY. Neither the execution and delivery of this Agreement by MSR, nor the performance by MSR of its obligations hereunder, nor the consummation of the transactions contemplated hereby by MSR, will (i) conflict with the MSR Certificate or the bylaws of MSR or the charter or bylaws of any of the MSR Subsidiaries;
    (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to MSR or any of the MSR Subsidiaries; (iii) except for (A) requirements of foreign, Federal or state securities laws, (B) requirements of notice filings in such foreign jurisdictions as may be applicable, (C) the filing of (1) articles of continuance with the Corporate Registry of


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    Alberta and (2) a certificate of incorporation and certificate of domestication pursuant to the DGCL, and (D) the filing of a certificate of merger by MSR in accordance with the DGCL, require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to MSR or any of the MSR Subsidiaries; or (iv) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default
    (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the creation or imposition of any lien upon any properties, assets or business of MSR or any of the MSR Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which MSR or any of the MSR Subsidiaries is a party or by which MSR or any of the MSR Subsidiaries or any of its or their assets or properties is bound or encumbered, except (A) those that have already been given, obtained or filed, (B) those that are required pursuant to bank loan agreements, as set forth in Section 2.1(d) of the MSR Disclosure Letter, (C) those that are customarily obtained from governmental or tribal authorities after Closing.

         (e) COMMISSION FILINGS; FINANCIAL STATEMENTS. MSR and each of the MSR Subsidiaries have filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that they have been required to file with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). All reports, registration statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by MSR with the Commission since January 1, 1996, through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "MSR COMMISSION FILINGS". MSR has heretofore delivered to Mercury copies of the MSR Commission Filings. As of the respective dates of their filing with the Commission, the MSR Commission Filings complied in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         Each of the consolidated financial statements (including any related notes or schedules) included in the MSR Commission Filings was prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto) and complied with all applicable rules and regulations of the Commission. Such consolidated financial statements fairly present the consolidated financial position of MSR and the MSR Subsidiaries as of the dates thereof and the results of operations, cash flows and changes in shareholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis comparable with past periods). As of the date hereof, neither MSR nor any MSR Subsidiaries have any liabilities, absolute or contingent, that may reasonably be expected to have a material adverse effect on MSR and the MSR Subsidiaries taken as a whole that are not reflected in the MSR Commission Filings, except those set forth in Section 2.1(e) of the MSR Disclosure Letter.

         (f) CONDUCT OF BUSINESS IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES AND EVENTS. Since January 1, 1997, except as contemplated by this Agreement or as disclosed in the MSR Commission Filings filed with the Commission prior to the date hereof or as set forth in Section 2.1(f) of the MSR Disclosure Letter, MSR and the MSR Subsidiaries have conducted their business only in the ordinary and usual course, and there has not been (i) any material adverse change in the financial condition, results of operations or business of MSR and the MSR Subsidiaries, taken as a whole, or any condition, event or development that reasonably may be expected to result in any such material adverse change; (ii) any material change by MSR in its accounting methods, principles or practices; (iii) any revaluation by MSR or any of the MSR Subsidiaries of any of its or their assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any entry by MSR or any of the MSR Subsidiaries into any commitment or transaction material to MSR and the MSR Subsidiaries, taken as a whole; (v) any declaration, setting aside or payment of any dividends or distributions in respect of the MSR Common Stock, or any redemption, purchase or other acquisition of any of its securities or any securities of any of the MSR Subsidiaries; (vi) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of MSR and the MSR Subsidiaries, taken as a whole; (vii) any increase in indebtedness for borrowed money; (viii) any granting of a security interest or lien on any material property or assets of MSR and the MSR Subsidiaries, taken as a whole, other than (A) liens for taxes not due and payable or which are being contested in good faith; (B) liens and security interests created under joint operating agreements or similar agreements, to the extent relating to amounts not yet due and payable; (C) mechanics', warehousemen's and other statutory liens incurred in the ordinary course of business, to the extent relating to amounts not yet due and payable; and (D) defects and irregularities in title and encumbrances which are not substantial in character or amount and do not materially impair the use of the property or asset in question (collectively, "PERMITTED LIENS"); or (ix) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or any other increase in the compensation payable or to become payable to any officers or key employees of MSR or any of the MSR Subsidiaries.

         (g) LITIGATION. Except as set forth in Section 2.1(g) of the MSR Disclosure Letter, there are no claims, actions, suits, investigations, inquiries or proceedings pending or, to the knowledge of MSR, overtly threatened against or affecting MSR or any MSR Subsidiaries or any of their respective properties at law or in equity, or before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel, wherever located, that individually or in the aggregate if adversely determined would have material adverse effect on MSR and the MSR Subsidiaries, taken as a whole, or that involve the risk of criminal liability.

         (h) COMPLIANCE WITH LAWS. Except as set forth in Section 2.1(h) of the MSR Disclosure Letter, MSR and the MSR Subsidiaries have complied with all applicable Federal, foreign, state and local laws, statutes, ordinances, rules, regulations and orders ("APPLICABLE LAWS") (including without limitation Applicable Laws relating to securities, properties, manufacturing processes, sales practices, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health, environmental protection, product safety, and civil rights), the non-compliance with which would have a material adverse effect on MSR and the MSR Subsidiaries, taken as a whole. Neither MSR nor any MSR Subsidiary has received any written notice, which has not been dismissed or otherwise disposed of, that any such party has not so complied. Neither MSR nor any MSR Subsidiary is charged or, to the best knowledge of MSR, threatened with, or, to the best knowledge of MSR, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of MSR or any MSR Subsidiaries.

         (i) EMPLOYEE BENEFIT PLANS.

              (i) Section 2.1(i) of the MSR Disclosure Letter provides a description of each Plan or Benefit Program or Agreement which is sponsored, maintained or contributed to by MSR or any corporation, trade, business or entity under common control with MSR Sub within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "CODE") or Section 4001 of ERISA (a "MSR ERISA AFFILIATE") for the benefit of its employees, or has been so sponsored, maintained or contributed to within six years prior to the Closing Date. True and complete copies of each of the Plans, Benefit Programs or Agreements, related trusts, if applicable, and all amendments thereto, have been furnished to Mercury.

              (ii) Except as otherwise set forth in Section 2.1(i) of the MSR Disclosure Letter:

                   (A) Neither MSR nor any MSR ERISA Affiliate contributes to or has an obligation to contribute to, or has at any time contributed to or had an obligation to contribute to, a plan subject to Title IV of ERISA, including, without limitation, a multiemployer plan within the meaning of Section 3(37) of ERISA:

                   (B) Each Plan and each Benefit Program or Agreement has been administered, maintained and operated in all material respects in accordance with the terms thereof and in compliance with its governing documents and applicable law (including, where applicable, ERISA and the Code);

                   (C) There is no matter pending with respect to any of the Plans before any governmental agency, and there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of MSR, threatened against, or with respect to, any of the Plans or Benefit Programs or Agreements or their assets;

                   (D) No act, omission or transaction has occurred which would result in imposition on MSR or any MSR ERISA Affiliate of breach of fiduciary duty liability damages under Section 409 of ERISA, a civil penalty assessed pursuant to subsections (c), (i) or (1) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; and

                   (E) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require MSR or any MSR ERISA Affiliate to make a larger contribution to, or pay greater benefits under, any Plan, Benefit Program or Agreement than it otherwise would or create or give rise to any additional vested rights or service credits under any Plan or Benefit Program or Agreement.

              (iii) Termination of employment of any employee of MSR or any MSR ERISA Affiliate immediately after consummation of the transactions contemplated by this Agreement would not result in payments under the Plans, Benefit Programs or Agreements which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code.

              (iv) Each Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

         (j) TAXES. Except as set forth in Section 2.1(j) of the MSR Disclosure Letter:

              (i) All tax returns of or relating to any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any United States federal, state, or local (or any foreign or provincial) taxing authority, including any interest, penalties, or additions attributable thereto (any "Tax") that are required to be filed on or before the Closing Date by or with respect to MSR or any MSR Subsidiaries, or any other corporation that is or was a member of an affiliated group (within the meaning of Section 1504(a) of the Code) of corporations of which MSR was a member for any period ending on or prior to the Closing Date, have been or will be duly and timely filed, and all Taxes, including interest and penalties, due and payable pursuant to such Tax Returns have been paid or adequately provided for in reserves established by MSR in the consolidated financial statements included in the MSR Commission Filings.

              (ii) All U.S. Federal income Tax Returns of or with respect to MSR or any of the MSR Subsidiaries have been audited by the applicable governmental authority, or the applicable statute of limitations has expired, for all periods up to and including the taxable year ended December 31, 1992.

              (iii) There is no material claim against MSR or any of the MSR Subsidiaries with respect to any Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to MSR or any of the MSR Subsidiaries that has not been adequately provided for in reserves established by MSR in the consolidated financial statements included in the MSR Commission Filings.

              (iv) The total amounts set up as liabilities for current and deferred Taxes in the consolidated financial statements included in the MSR Commission Filings have been prepared in accordance with generally accepted accounting principles and are sufficient to cover the payment of all material Taxes, including any penalties or interest thereon and whether or not assessed or disputed, that are, or are hereafter found to be, or to have been, due with respect to the operations of MSR and the MSR Subsidiaries through the periods covered thereby.

              (v) MSR and each of the MSR Subsidiaries have (and as of the Closing Date will have) made all deposits (including estimated tax payments for taxable years for which the consolidated federal income tax return is not yet due) required with respect to Taxes.

              (vi) No waiver or extension of any statute of limitations as to any federal, local or foreign Tax matter has been given by or requested from MSR or any of the MSR Subsidiaries.

              (vii) Except for statutory liens for current Taxes not yet due, no liens for Taxes exist upon the assets of either MSR or the MSR Subsidiaries.

              (viii) Neither MSR nor any of the MSR Subsidiaries has filed consolidated income Tax Returns with any corporation, other than consolidated federal and state income Tax Returns by MSR, for any taxable period which is not now closed by the applicable statute of limitations.

              (ix) Neither MSR nor the MSR Subsidiaries has any deferred intercompany gain as defined in Treasury Regulation Section 1.1502-13.

              (x) MSR has not made any election to be treated as a U.S. domestic corporation for federal Tax purposes pursuant to Section 897(i) of the Code.

          (k) ENVIRONMENTAL MATTERS. Except for matters disclosed in Section 2.1(k) of the MSR Disclosure Letter:

              (i) to the best knowledge of MSR all of the properties, operations and activities of MSR and the MSR Subsidiaries comply with all applicable Environmental Laws;

              (ii) None of MSR, the MSR Subsidiaries or their properties and operations are subject to any existing, pending or, to the knowledge of MSR, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority or third party under any Environmental Law;

              (iii) to the best knowledge of MSR all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by MSR or any MSR Subsidiaries under any Environmental Law in connection with any aspect of the business of MSR or the MSR Subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste, have been duly obtained or filed and will remain valid and in effect after the Merger, and MSR and the MSR Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

              (iv) to the best knowledge of MSR, MSR and the MSR Subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to its operations and imposed by any Governmental Authority under any Environmental Law, and neither MSR nor any MSR Subsidiary has received any notice of noncompliance with any such financial responsibility requirements;

              (v) to the best knowledge of MSR, there are no physical or environmental conditions existing on any property of MSR or any MSR Subsidiary or resulting from MSR or any MSR Subsidiary's operations or activities with respect to any MSR Properties, past or present, at any location, that would give rise to any on-site or off-site investigative, remedial, response, contribution or similar obligations under any Environmental Laws;

              (vi) to the best knowledge of MSR, since the effective date of the relevant requirements of applicable Environmental Laws, all hazardous substances or solid wastes generated by MSR or any MSR Subsidiary or used in connection with any of their properties or operations have to the extent required by Environmental Laws been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage and disposal facilities authorized under

         Environmental Laws to treat, store or dispose of such substances and wastes, and, to the best knowledge of MSR and with respect to such substances and wastes, such carriers and facilities have been and are operating in compliance with such authorizations, are not subject to any material unperformed investigative, remedial, response, contribution or similar obligations under, and are not the subject of any existing, pending or overtly threatened action, investigation or inquiry by any Governmental Authority or third party in connection with, any Environmental Laws;

              (vii) there has been no exposure of any person or property to hazardous substances, solid waste or any pollutant or contaminant, nor has there been any release of hazardous substances, solid waste or any pollutant or contaminant into the environment by MSR or any MSR Subsidiary in connection with their properties or operations that could reasonably be expected to give rise to any claim for damages or compensation; and

              (viii) MSR shall make available to Mercury all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of MSR relating to any of the current or former properties or operations of MSR or any MSR Subsidiary.

         (l)  PROPERTIES.

              (i) The oil, gas and/or mineral leases, interests in which comprise part of the "MSR PROPERTIES" (as defined below), and all other material contracts, agreements, licenses, permits and easements, rights-of-way and other rights-of-surface use comprising any part of or otherwise relating to the MSR Properties (such leases and such material contracts, agreements, licenses, permits, easements, rights-of-way and other rights-of-surface use being herein called the "MSR BASIC DOCUMENTS"), are in full force and effect and constitute valid and binding obligations of the parties thereto; all contracts and agreements which are MSR Basic Documents are disclosed in Section 2.1(l)(i) of the MSR Disclosure Letter. Neither MSR nor any MSR Subsidiary is in breach or default (and no situation exists which with the passing of time or giving of notice would create such a breach or default) of its obligations under the MSR Basic Documents, and no breach or default by any third party (or situation which with the passage of time or giving of notice would create such a breach or default) exists, to the extent such breach or default (whether by MSR, any MSR Subsidiary or such a third party) could materially adversely affect (after the date hereof) the ownership, operation, value or use of any MSR Properties. All payments (including, without limitation, all delay rentals, royalties, shut-in royalties and valid calls for payment or prepayment under operating agreements) owing under MSR
         Basic Documents have been and are being made (timely and properly, and before the same became delinquent) by MSR or a MSR Subsidiary in all material respects and, where the non-payment of same by a third party could materially adversely affect the ownership, operation, value or use of a MSR Property after the date hereof, have been and are being made, by such third party in all material respects.

              (ii) Except as set forth in Section 2.1(l)(ii) of the MSR Disclosure Letter, neither MSR nor any MSR Subsidiary has incurred any expenses, or made commitments to make expenditures, in connection with (and no other obligations or liabilities have been incurred) which would materially adversely affect the ownership or operation of the MSR Properties after the date hereof, other than routine expenses incurred in the normal operation of existing wells on the MSR Properties. Except as set forth in Section 2.1(o)(ii) of the MSR Disclosure Letter, no proposals are currently outstanding (whether made by MSR, any MSR Subsidiary or by any other party) to drill additional wells, or to deepen, plug back, abandon, or rework existing wells, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other material operations, other than normal operation of existing wells on the MSR Properties.

              (iii) There exist no agreements or arrangements for the sale, gathering, transportation, compression, treating, processing or other marketing of a material volume of production from the MSR Properties (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (A) the agreements set forth in Section 2.1(l)(iii) of the MSR Disclosure Letter, (B) agreements or arrangements which are cancelable on 120 days notice or less without penalty or detriment and
         (C) calls on, or other rights to purchase, production, subject to which MSR or any MSR Subsidiary acquired one or more MSR Properties and which individually, or in the aggregate, do not affect a material volume of the production of oil or gas from the MSR Properties. Any contracts or other arrangements under which MSR or any MSR Subsidiary is processing, gathering, transporting or otherwise marketing any material volume of oil, gas or other minerals (whether or not attributable to the MSR Properties) for the account of a third party include terms that represent an arm's length, commercially reasonable trade for MSR or any MSR Subsidiary.

              (iv) Except as set forth in Section 2.1(l)(iv) of the MSR Disclosure Letter, neither MSR nor any MSR Subsidiary has received prepayments (including, but not limited to, payments for oil and gas not taken pursuant to "take-or-pay" arrangements) for any oil or gas produced from the MSR Properties as a result of which the obligation does (or may) exist to deliver oil or gas produced from the MSR Properties after the date hereof without then receiving payment (or without then receiving full payment) therefor or to make repayments in cash. For each MSR Property listed in Section 2.1(l)(iv) of the MSR Disclosure Letter, such section reflects (A) the total amount of prepayment received as of the date hereof, (and the amount of any recoupment thereof heretofore made), and (B) whether or not a cash payment can be required in the event recoupment out of production proves to be inadequate.

         Except as set forth in Section 2.1(l)(iv) of the MSR Disclosure Letter, there is no MSR Property with respect to which MSR, any MSR Subsidiary, and/or their respective predecessors in title, have collectively taken more (referred to herein as "OVER-PRODUCED") or materially less (referred to herein as "UNDERPRODUCED") production from such MSR Property (or on the units in which such MSR Property participates), or any product thereof, than the ownership of MSR or any MSR Subsidiary and such predecessors in such MSR Property would entitle MSR or any MSR Subsidiary and such predecessors (absent any balancing agreement or arrangement) to receive, to the extent such overproduced or underproduced position has not, as of the date hereof, been fully made up or otherwise extinguished. For each MSR Property listed in Section 2.1(l)(iv) of the MSR Disclosure Letter, such section reflects, on a well-by-well or any other basis as may be dictated by any applicable balancing agreement, (A) whether MSR or any MSR Subsidiary is in an over-produced or under-produced position, (B) the amount of such over-production or under-production, (C) a description of the written balancing agreement (if any) pertaining to such MSR Property (or a statement that no such agreement exists) and
         (D) a statement as to whether royalties, overriding royalties or other burdens against MSR's or any MSR Subsidiaries's net revenue interest in the affected MSR Properties were, during the period the subject imbalance accrued, paid based upon receipts or entitlements. Except as set forth in Section 2.1(l)(iv) of the MSR Disclosure Letter, there are no pipeline imbalances that have arisen due to the failure of nominations made by MSR or any MSR Subsidiary to match actual deliveries of production from any one or more MSR Properties.

              (v) MSR and each MSR Subsidiary has all governmental licenses and permits necessary to own and operate the MSR Properties as presently being owned and operated, and such licenses, permits and filings are in full force and effect, and neither MSR nor any MSR Subsidiary has received written notice of any material violations in respect of any such licenses or permits.

              (vi) Except as set forth in Section 2.1(l)(vi) of the MSR Disclosure Letter, neither MSR nor any MSR Subsidiary is subject to
         (A) any area of mutual interest agreements or non-compete agreements,
         (B) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the date hereof or (C) any tax partnership, to the extent being so subject could have a material adverse effect on MSR or any MSR Subsidiary or on any MSR Property.

              (vii) All severance, production, ad valorem, windfall profit and other similar taxes relating to the ownership or operation of the MSR Properties have been, and are being, paid (timely, and before the same become delinquent) by MSR and each MSR Subsidiary in all respects.

              (viii) The ownership and operation of the MSR Properties has, to the extent that non-conformance could materially adversely affect the ownership, operation, value or use thereof after the date hereof, been in conformity with all applicable laws, and all applicable rules, regulations and orders of all governmental agencies having jurisdiction.

              (ix) Except as set forth in Section 2.1(l)(ix) of the MSR Disclosure Letter, there are no Preferential Rights or Consents, other than Routine "GOVERNMENTAL APPROVALS" (as defined below), that affect any material MSR Property or Properties and that will be triggered by the Merger.

              (x) Except as set forth in Section 2.1(l)(x) of the MSR Disclosure Letter, there exist no agreements or other arrangements whereunder MSR or any MSR Subsidiary undertakes to perform gathering, transportation, processing or other marketing services for any third party, including without limitation the owner of a royalty or overriding royalty interest burdening a lease included in the MSR Properties, for a fee or other consideration that is now, or may hereafter be, unrepresentative of commercial rates being received by third parties in comparable, arm's length transactions.

              (xi) MSR and/or the MSR Subsidiaries have good and defensible title to the MSR Property, free and clear of all liens, security interests, and encumbrances except for (a) the contracts, agreements, burdens, encumbrances and other matters set forth in the descriptions of certain of the MSR Properties in Section 2.1(l) of the MSR Disclosure Letter, (b) statutory liens for taxes which are not yet delinquent, (c) liens under operating agreements, pooling orders and unitization agreements, and mechanics' materialmen's liens, with respect to obligations which are not yet due, and (d) minor defects and irregularities in title to any MSR Property, so long as such defects and irregularities do not materially impair the value of such MSR Property or the use thereof for the purposes for which such MSR Property is held. With respect to each MSR Property described in
         Section 2.1(l) of the MSR Disclosure Letter, the ownership of MSR and/or the MSR Subsidiaries in such MSR Property does and will, (A) with respect to each tract of land described in Section 2.1(l) of the MSR Disclosure Letter (whether described directly in such section or described by reference to another instrument) in connection with such MSR Property, (1) entitle MSR and/or a MSR Subsidiary to receive a decimal or percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such tract equal to not less than the decimal or percentage share set forth in Section 2.1(l) of the MSR Disclosure Letter in connection with such tract opposite the words "Net Revenue Interest" (or words of similar import), (2) cause MSR or any MSR Subsidiary to be obligated to bear a decimal or percentage share of the cost of exploration, development and operation of such tract of land not greater than the decimal or percentage share set forth in Section 2.1(l) of the MSR Disclosure Letter in connection with such tract opposite the words "Working Interest" (or words of similar import) and

         (B) if such MSR Property is shown in Section 2.1(l) of the MSR Disclosure Letter to be subject to a unit or units, with respect to each such unit, (1) entitle MSR and/or the MSR Subsidiaries to receive a decimal or percentage share of all substances covered by such unit which are produced from, or allocated to, such unit equal to not less than the decimal or percentage share set forth in
         Section 2.1(l) of the MSR Disclosure Letter in connection with such MSR Property opposite the words "Unit Net Revenue Interest" or words of similar import (and if such MSR Property is subject to more than one unit, words identifying such interest with such unit), and
         (2) obligate MSR and/or the MSR Subsidiaries to bear a decimal or percentage share set forth in Section 2.1(l) of the MSR Disclosure Letter in connection with such MSR Property opposite the words "Unit Working Interest" or words of similar import (and if such MSR Property is subject to more than one unit, words identifying such interest with such unit). With respect to each MSR Property described in Section 2.1(l) of the MSR Disclosure Letter which is subject to a voluntary or involuntary pooling, unitization or communication agreement and/or order, the term "tract of land" as used in this subsection (xi) shall mean the pooled, unitized or communitized area as an entirety and shall not be deemed to refer to any individual tract committed to said pooled, unitized or communitized area. Without limitation of the foregoing, the ownership by MSR and/or the MSR Subsidiaries of the MSR Properties does and will, with respect to each well or unit identified in Section 2.1(l) of the MSR Disclosure Letter, entitle MSR and/or the MSR Subsidiaries to receive a decimal or percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such well or unit equal to not less than the decimal or percentage share set forth, for such well or unit, in the column headed "Net Revenue Interest" in Section 2.1(l) of the MSR Disclosure Letter, and cause MSR and/or MSR Subsidiaries to be obligated to bear a decimal or percentage share of the cost of operation of such well or unit equal to not more than the decimal or percentage share set forth, for such well or unit, in the column headed "Working Interest" in such section. The above-described shares of production which MSR and/or the MSR Subsidiaries are entitled to receive and shares of expenses which MSR and/or MSR Subsidiaries are obligated to bear are not and will not be subject to change other than such changes which arise pursuant to non-consent provisions of operating agreements described in Section 2.1(l) of the MSR Disclosure Letter in connection with operations hereafter proposed, or such changes are reflected in Section 2.1(l) of the MSR Disclosure Letter.

         (m) AGREEMENTS. All agreements, arrangements, and understandings of any nature (written or oral, formal or informal) (collectively, for purposes of this Section, "agreements") to which MSR or any MSR Subsidiary is a party or by which it or any of its properties is otherwise bound, regardless of amount or subject matter, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of MSR or any MSR Subsidiary are listed in Section 2.1(m) of the MSR Disclosure Letter. MSR has delivered to Mercury, accurate and complete copies of such agreements. Each of such agreements is a valid and binding agreement of the parties thereto enforceable against them in accordance with its terms. No breach or default exists with respect to any of such agreements, and no event has occurred which, after the giving of notice or the passage of time or otherwise, will result in any such breach or default.

         (n)  EMPLOYEES; LABOR RELATIONS.

              (i) Set forth in Section 2.1(n)(i) of the MSR Disclosure Letter is a list of (i) all directors and officers of MSR and the MSR Subsidiaries, and (ii) the name of each employee, agent, and consultant of MSR and the MSR Subsidiaries as of the date hereof, together with the total amounts of salary, bonuses, and other compensation paid or payable by MSR and the MSR Subsidiaries to each such person for the current fiscal year and the immediately preceding fiscal year.

              (ii) Except as set forth in Section 2.1(n)(ii) of the MSR Disclosure Letter, (a) there are no collective bargaining agreements or other similar agreements, arrangements, or understandings, written or oral, with employees as a group to or by which MSR or any MSR Subsidiary is a party or is bound; (b) no employees of MSR or any MSR Subsidiary are represented by any labor organization, collective bargaining representative, or group of employees; (c) no labor organization, collective bargaining representative, or group of employees claims to represent a majority of the employees of MSR or any MSR Subsidiary in an appropriate unit of MSR or MSR Subsidiary;
         (d) neither MSR nor any MSR Subsidiary has been involved with any representational campaign by any union or other organization or group seeking to become the collective bargaining representative of any of their employees or been subject to or, to the best knowledge of MSR, threatened with any strike or other concerted labor activity or dispute; and (e) neither MSR nor any MSR Subsidiary is obligated to bargain collectively with respect to wages, hours, and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative, or group of employees, with respect to any of their employees.

         (o) INSIDER INTERESTS. Except as disclosed in Section 2.1(o) of the MSR Disclosure Letter, no shareholder, director, officer, or employee of MSR or any MSR Subsidiary or any associate of any such shareholder, director, officer, or employee is presently, directly or indirectly, a party to any transaction with MSR or any MSR Subsidiary, including, without limitation, any agreement, arrangement, or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to any such shareholder, director, officer, employee, or associate. To the best knowledge of MSR, no shareholder, director, officer, or employee of MSR or any MSR Subsidiary or any associate of any such shareholder, director, officer, or employee owns, directly or indirectly, any material interest in, or serves as a director, officer, or employee of, any customer, supplier, or competitor of MSR or any MSR Subsidiary. For purposes of this Section only, an "associate" of any shareholder, director, officer, or employee means any member of the immediate family of such shareholder, director, officer, or employee or any corporation, partnership, trust, or other entity in which such shareholder, director, officer, or employee has a substantial ownership or beneficial interest (other than an interest in a public corporation which does not exceed three percent of its outstanding securities) or is a director, officer, partner, or trustee or person holding a similar position.

         (p) FINANCIAL REQUIREMENTS. Set forth in Section 2.1(p) of the MSR Disclosure Letter is a list of all bonds, deposits, financial assurance requirements, and insurance coverage required to be submitted to any Federal, foreign, state or local governmental agencies or authorities for the continued ownership and operation of the business and assets of MSR or any MSR Subsidiaries.

         (q) VOTING REQUIREMENTS. The affirmative vote of the holders of a two-thirds of the outstanding shares of MSR Common Stock is the only vote of the holders of any class or series of the capital stock of MSR necessary to approve the "Redomestication of MSR" (as defined in Section 4.3 below); and the affirmative vote of the holders of a majority of the shares of MSR Common Stock present at the MSR special stockholders' meeting convened in accordance with Section 4.3 and entitled to vote thereon is the only vote of the holders of any class or series of the capital stock of MSR necessary to approve this Agreement.

         (r) BROKERAGE FEES. Except for the engagement by MSR of an investment banker for the purposes of rendering an opinion as contemplate by Section
    6.1 below, neither MSR nor any of its affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. MSR shall indemnify and hold harmless Mercury from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by MSR or any of its affiliates.

         (s) DISCLOSURE. No representation or warranty made by MSR in this Agreement, and no statement of MSR contained in any document, certificate, or other writing furnished or to be furnished by MSR to Mercury or Mercury Sub pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. MSR knows of no matter (other than matters of a general economic character not relating solely to MSR in any specific manner) which has not been disclosed to Mercury and Mercury Sub pursuant to this Agreement or the MSR Disclosure Letter which materially and adversely affects, or, so far as MSR can now reasonably foresee, will materially and adversely affect, the business, assets, results of operations, condition (financial or otherwise), or prospects of MSR or the ability of MSR to consummate the transactions contemplated hereby.

    2.2 REPRESENTATIONS AND WARRANTIES OF MERCURY AND MERCURY SUB. Mercury and Mercury Sub hereby jointly and severally represent and warrant to MSR that:

         (a) ORGANIZATION AND COMPLIANCE WITH LAW. Each of Mercury and Mercury Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized and has all requisite corporate power and corporate authority and all necessary governmental authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted. The jurisdiction in which Mercury and Mercury Sub are chartered or organized is set forth in Section 2.2(a) of the disclosure letter delivered by Mercury to MSR on March 17, 1997 (the "MERCURY DISCLOSURE LETTER"). Except as set forth in Section 2.2(a) of the Mercury Disclosure Letter, each of Mercury and Mercury Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

         (b) ORGANIZATION AND COMPLIANCE WITH LAW. Mercury has delivered to MSR accurate and complete copies of (i) the Articles of Incorporation (the "MERCURY SUB ARTICLES") and bylaws of Mercury Sub as currently in effect,
    (ii) the stock records of Mercury Sub, and (iii) the minutes of all meetings of Mercury Sub's Board of Directors, any committees of such Board, and Mercury Sub's shareholders (and all consents in lieu of such meetings). Such records, minutes, and consents accurately reflect the stock ownership of Mercury Sub and all actions taken by Mercury Sub's Board, any committees of such Board, and Mercury Sub's shareholders. Mercury Sub is not in violation of any provision of its Articles of Incorporation or Bylaws.

         (c)  CAPITALIZATION.

              (i) The authorized capital stock of Mercury Sub consists solely of 50,000,000 shares of Mercury Sub Common Stock, $.01 par value. As of the date hereof, there were issued and outstanding 12,000,000 shares of Mercury Sub Common Stock, and no shares of Mercury Sub Common Stock are held as treasury shares. All issued shares of Mercury Sub Common Stock are validly issued, fully paid and nonassessable, and no holder thereof is entitled to preemptive rights. Except as contemplated by this Agreement, neither Mercury nor Mercury Sub are a party to, and or aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of any capital stock or other securities of Mercury Sub.

              (ii) Except for warrants to purchase 11,000,000 shares of Mercury Sub Common Stock and options to purchase 228,570 shares of Mercury Sub Common Stock, all as described in Section 2.2 of the Mercury Disclosure

         Letter, there are not now, and at the Effective Time there will not be, any outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Mercury Sub, or contracts, understandings or arrangements to which Mercury or Mercury Sub is a party, or by which either is or may be bound, to issue or sell additional shares of Mercury Sub capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of Mercury Sub capital stock.

              (iii) All outstanding shares of capital stock of the Mercury Sub are owned by Mercury and persons designated as "MINORITY STOCKHOLDERS" in Section 2.2(c) of the Mercury Disclosure Letter, and the number of shares of capital stock of Mercury Sub owned by each such party is as designated for such party in such section. All such shares of capital stock are owned by the designated party free and clear of all liens, charges, encumbrances, adverse claims and options of any nature.

         (d) NO SUBSIDIARIES. Mercury Sub has no subsidiaries. In addition, except as set forth in Section 2.2(d) of the Mercury Disclosure Letter, Mercury Sub does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any other person.

         (e) AUTHORIZATION AND VALIDITY OF AGREEMENT. Mercury and Mercury Sub have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution and delivery by Mercury and Mercury Sub of this Agreement and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary corporate action. On or prior to the date hereof, the Boards of Directors of Mercury and Mercury Sub have determined to recommend approval of the Merger to the stockholders of Mercury Sub, and the stockholders of Mercury Sub have approved the Merger, and such determinations and approvals are in effect as of the date hereof. This Agreement has been duly executed and delivered by Mercury and Mercury Sub, and is the valid and binding obligation of Mercury and Mercury Sub, enforceable against Mercury and Mercury Sub in accordance with its terms.

         (f) NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS TO WHICH MERCURY OR MERCURY SUB IS A PARTY. Except as set forth in Section 2.2(f) of the Mercury Disclosure Letter, neither the execution and delivery of this Agreement by Mercury or Mercury Sub, nor the performance by Mercury or Mercury Sub of their obligations hereunder, nor the consummation of the transactions contemplated hereby by Mercury or Mercury Sub, will (i) conflict with the Articles of Incorporation or bylaws of Mercury or Mercury Sub; (ii) assuming satisfaction of the requirements set forth in clause
    (iii) below, violate any provision of law applicable to Mercury or

    Mercury Sub; (iii) except for (A) requirements of Federal or state securities laws, and (B) the filing of a certificate of merger by Mercury Sub in accordance with the DGCL, require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to Mercury or Mercury Sub; or (iv) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the creation or imposition of any lien upon any properties, assets or business of Mercury or Mercury Sub under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Mercury or Mercury Sub is a party or by which Mercury or Mercury Sub or any of their assets or properties is bound or encumbered, except (A) those that have already been given, obtained or filed and (B) those that are customarily obtained from governmental or tribal authorities after Closing.

         (g) FINANCIAL STATEMENTS. Mercury has delivered to MSR accurate and complete copies of Mercury Sub's unaudited balance sheet as of March 7, 1997 BALANCE SHEET"). The Balance Sheet (i) represents actual bona fide transactions, (ii) has been prepared from the books and records of Mercury Sub in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, except that it is not accompanied by notes or other textual disclosure required by generally accepted accounting principles, and (iii) accurately, completely, and fairly presents Mercury Sub's financial position as of the date thereof and its results of operations for the period then ended.

         (h) ABSENCE OF UNDISCLOSED LIABILITIES. Mercury Sub has no liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to Mercury or Mercury Sub, and whether due or to become due), except (i) liabilities reflected on the Balance Sheet, (ii) liabilities which have arisen since the date of the Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, breach of warranty, tort, or infringement), (iii) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), and (iv) liabilities specifically set forth in Section 2.2(h) of the Mercury Disclosure Letter.

         (i) CONDUCT OF BUSINESS IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES AND EVENTS. Since January 1, 1997, except as contemplated by this Agreement or as set forth in Section 2.2(i) of the Mercury Disclosure Letter, Mercury Sub has conducted its business and the Mercury Properties have been operated only in the ordinary and usual course, and there has not been (i) any material adverse change in the financial condition, results of operations or business of Mercury Sub or the Mercury Properties, or any condition, event or development that reasonably may be expected to result in any such material adverse change; (ii) any material change by Mercury Sub in its accounting methods, principles or practices; (iii) any revaluation of any of the Mercury Properties, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any entry by Mercury or Mercury Sub into any commitment or transaction material to Mercury Sub; (v) any declaration, setting aside or payment of any dividends or distributions in respect of the Mercury Sub Common Stock or any redemption, purchase or other acquisition of any of securities of Mercury Sub; (vi) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Mercury
    Sub; (vii) any increase in indebtedness for borrowed money; (viii) any granting of a security interest or lien on any material property or assets of Mercury Sub, other than Permitted Liens; or (ix) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option
    (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or any other increase in the compensation payable or to become payable to any officers or employees of Mercury Sub.

         (j) LITIGATION. Except as set forth in Section 2.2(j) of the Mercury Disclosure Letter, there are no claims, actions, suits, investigations, inquiries or proceedings pending or, to the knowledge of Mercury or Mercury Sub, overtly threatened against or affecting Mercury Sub or any of its properties, including without limitation the Mercury Properties, at law or in equity, or before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel, wherever located.

         (k) COMPLIANCE WITH LAWS. Except as set forth in Section 2.2(k) of the Mercury Disclosure Letter, Mercury Sub has complied with all Applicable Laws (including without limitation Applicable Laws relating to securities, properties, manufacturing processes, sales practices, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health, environmental protection, product safety, and civil rights). Neither Mercury nor Mercury Sub has received any written notice, which has not been dismissed or otherwise disposed of, that Mercury Sub has not so complied. Mercury Sub is not charged or, to the best knowledge of Mercury and Mercury Sub, threatened with, or, to the best knowledge of Mercury Sub and Mercury, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of Mercury Sub.

         (l)  EMPLOYEE BENEFIT PLANS.

              (i) Section 2.2(l) of the Mercury Disclosure Letter provides a description of each Plan or Benefit Program or Agreement which is sponsored, maintained or contributed to by Mercury Sub or any corporation, trade, business or entity under common control with Mercury Sub within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (a "MERCURY ERISA AFFILIATE") for the benefit of its employees, or has been so sponsored, maintained or contributed to within six years prior to the Closing Date. True and complete copies of each of the Plans, Benefit Programs or

         Agreements, related trusts, if applicable, and all amendments thereto, have been furnished to MSR.

              (ii) Except as otherwise set forth in Section 2.2(l) of the Mercury Disclosure Letter:

                   (A) None of Mercury Sub or any Mercury ERISA Affiliate contributes to or has an obligation to contribute to, or has at any time contributed to or had an obligation to contribute to, a plan subject to Title IV of ERISA, including, without limitation, a multiemployer plan within the meaning of Section 3(37) of
              ERISA:

                   (B) Each Plan and each Benefit Program or Agreement has been administered, maintained and operated in all material respects in accordance with the terms thereof and in compliance with its governing documents and applicable law (including, where applicable, ERISA and the Code);

                   (C) There is no matter pending with respect to any of the Plans before any governmental agency, and there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Mercury, threatened against, or with respect to, any of the Plans or Benefit Programs or Agreements or their assets;

                   (D) No act, omission or transaction has occurred which would result in imposition on Mercury Sub or any Mercury ERISA Affiliate of breach of fiduciary duty liability damages under
              Section 409 of ERISA, a civil penalty assessed pursuant to subsections (c), (i) or (1) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; and

                   (E) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require Mercury Sub or any Mercury ERISA Affiliate to make a larger contribution to, or pay greater benefits under, any Plan, Benefit Program or Agreement than it otherwise would or create or give rise to any additional vested rights or service credits under any Plan or Benefit Program or Agreement.

              (iii) Termination of employment of any employee of Mercury Sub or any Mercury ERISA Affiliate immediately after consummation of the transactions contemplated by this Agreement would not result in payments under the Plans, Benefit Programs or Agreements which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code.

              (iv) Each Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

         (m) TAXES. Except as set forth in Section 2.2(m) of the Mercury Disclosure Letter:

              (i) All tax returns of or relating to any Tax that are required to be filed on or before the Closing Date by or with respect to Mercury Sub have been or will be duly and timely filed, and all Taxes, including interest and penalties, due and payable by Mercury Sub pursuant to such Tax Returns have been paid or adequately provided for in reserves established by Mercury Sub in the Balance Sheet. Mercury Sub is not now and has never been a member of an affiliated group (within the meaning of Section 1504 (a) of the Code) of corporations.

              (ii) None of the U.S. Federal income Tax Returns of or with respect to Mercury Sub have been audited by the applicable governmental authority, or the applicable statute of limitations has expired.

              (iii) There is no material claim against Mercury Sub with respect to any Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Mercury Sub that has not been adequately provided for in reserves established by Mercury Sub in the Balance Sheet.

              (iv) The total amounts set up as liabilities for current and deferred Taxes in the Balance Sheet have been prepared in accordance with generally accepted accounting principles and are sufficient to cover the payment of all material Taxes, including any penalties or interest thereon and whether or not assessed or disputed, that are, or are hereafter found to be, or to have been, due with respect to the operations of Mercury Sub through the periods covered thereby.

              (v) Mercury Sub has (and as of the Closing Date will have) made all deposits (including estimated tax payments for taxable years for which the consolidated federal income tax return is not yet due) required with respect to Taxes.

              (vi) No waiver or extension of any statute of limitations as to any federal, local or foreign Tax matter has been given by or requested from Mercury Sub.

              (vii) Except for statutory liens for current Taxes not yet due, no liens for Taxes exist upon the assets of Mercury Sub.

              (viii) Mercury Sub does not have any deferred intercompany gain as defined in Treasury Regulation Section 1.1502-13.

         (n) ENVIRONMENTAL MATTERS. Except for matters disclosed in Section 2.2(n) of the Mercury Disclosure Letter:

              (i) to the best knowledge of Mercury and Mercury Sub all of the properties, operations and activities of Mercury Sub comply with all applicable Environmental Laws;

              (ii) Mercury Sub and the properties and operations of Mercury Sub are not subject to any existing, pending or, to the knowledge of Mercury or Mercury Sub, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority or third party under any Environmental Law;

              (iii) to the best knowledge of Mercury and Mercury Sub all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by Mercury or Mercury Sub under any Environmental Law in connection with any aspect of the business of Mercury Sub, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste, have been duly obtained or filed and will remain valid and in effect after the Merger, and Mercury and Mercury Sub are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

              (iv) to the best knowledge of Mercury and Mercury Sub, Mercury Sub has satisfied and is currently in compliance with all financial responsibility requirements applicable to its operations and imposed by any Governmental Authority under any Environmental Law, and Mercury and Mercury Sub have not received any notice of noncompliance with any such financial responsibility requirements;

              (v) to the best knowledge of Mercury and Mercury Sub, there are no physical or environmental conditions existing on any property of Mercury Sub or resulting from Mercury's or Mercury Sub's operations or activities with respect to any Mercury Properties, past or present, at any location, that would give rise to any on-site or off-site investigative, remedial, response, contribution or similar obligations under any Environmental Laws;

              (vi) to the best knowledge of Mercury and Mercury Sub, since the effective date of the relevant requirements of applicable Environmental Laws, all hazardous substances or solid wastes generated by Mercury or Mercury Sub or used in connection with Mercury Sub's properties or operations have to the extent required by Environmental Laws been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes, and, to the best knowledge of Mercury or Mercury Sub and with respect to such substances and wastes, such carriers and facilities have been and are operating in compliance with such authorizations, are not subject to any material unperformed investigative, remedial, response, contribution or similar obligations under, and are not the subject of any existing, pending or overtly threatened action, investigation or inquiry by any Governmental Authority or third party in connection with, any Environmental Laws;

              (vii) there has been no exposure of any person or property to hazardous substances, solid waste or any pollutant or contaminant, nor has there been any release of hazardous substances, solid waste or any pollutant or contaminant into the environment by Mercury Sub or Mercury in connection with the properties or operations of Mercury Sub that could reasonably be expected to give rise to any claim for damages or compensation; and

              (viii) Mercury and Mercury Sub shall make available to MSR all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of Mercury or Mercury Sub relating to any of the current or former properties or operations of Mercury Sub.

         (o)  PROPERTIES.

              (i) The oil, gas and/or mineral leases, interests in which comprise part of the Mercury Properties (as defined in Section 7.5), and all other material contracts, agreements, licenses, permits and easements, rights-of-way and other rights-of-surface use comprising any part of or otherwise relating to the Mercury Properties (such leases and such material contracts, agreements, licenses, permits, easements, rights-of-way and other rights-of-surface use being herein called the "MERCURY BASIC DOCUMENTS"), are in full force and effect and constitute valid and binding obligations of the parties thereto; all contracts and agreements which are Mercury Basic Documents are disclosed in Section 2.2(o)(i) of the Mercury Disclosure Letter. Neither Mercury nor any Mercury Subsidiary is in breach or default (and no situation exists which with the passing of time or giving of notice would create such a breach or default) of its obligations under the Mercury Basic Documents, and no breach or default by any third party (or situation which with the passage of time or giving of notice would create such a breach or default) exists, to the extent such breach or default (whether by Mercury, any Mercury Subsidiary or such a third party) could materially adversely affect (after the date hereof) the ownership, operation, value or use of any Mercury Properties or Mercury Sub. All payments (including, without limitation, all delay rentals, royalties, shut-in royalties and valid calls for payment or prepayment under operating agreements) owing under Mercury Basic Documents have been and are being made (timely and properly, and before the same became delinquent) by Mercury or a Mercury Subsidiary in all material respects and, where the nonpayment of same by a third party could materially adversely affect the ownership, operation, value or use of a Mercury Property after the date hereof, have been and are being made, by such third party in all material respects.

              (ii) Except as set forth in Section 2.2(o)(ii) of the Mercury Disclosure Letter, neither Mercury nor any Mercury Subsidiary has incurred any expenses, or made commitments to make expenditures, in connection with (and no other obligations or liabilities have been incurred) which would materially adversely affect the ownership or operation of the Mercury Properties after the date hereof, other than routine expenses incurred in the normal operation of existing wells on the Mercury Properties. Except as set forth in Section 2.1(o)(ii) of the Mercury Disclosure Letter, no proposals are currently outstanding (whether made by Mercury, any Mercury Subsidiary or by any other party) to drill additional wells, or to deepen, plug back, abandon, or rework existing wells, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other material operations, other than normal operation of existing wells on the Mercury Properties.

              (iii) There exist no agreements or arrangements for the sale, gathering, transportation, compression, treating, processing or other marketing of a material volume of production from the Mercury Properties (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (A) the agreements set forth in Section 2.2(o)(iii) of the Mercury Disclosure Letter, (B) agreements or arrangements which are cancelable on 120 days notice or less without penalty or detriment and (C) calls on, or other rights to purchase, production, subject to which Mercury or any Mercury Subsidiary acquired one or more Mercury Properties and which individually, or in the aggregate, do not affect a material volume of the production of oil or gas from the Mercury Properties. Any contracts or other arrangements under which Mercury or any Mercury Subsidiary is processing, gathering, transporting or otherwise marketing any material volume of oil, gas or other minerals (whether or not attributable to the Mercury Properties) for the account of a third party include terms that represent an arm's length, commercially reasonable trade for Mercury or any Mercury Subsidiary.

              (iv) Except as set forth in Section 2.2(o)(iv) of the Mercury Disclosure Letter, neither Mercury nor any Mercury Subsidiary has received prepayments (including, but not limited to, payments for oil and gas not taken pursuant to "take-or-pay" arrangements) for any oil or gas produced from the Mercury Properties as a result of which the obligation does (or may) exist to deliver oil or gas produced from the Mercury Properties after the date hereof without then receiving payment (or without then receiving full payment) therefor or to make repayments in cash. For each Mercury Property listed in Section 2.2(o)(iv) of


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

         the Mercury Disclosure Letter, such section reflects (A) the total amount of prepayment received as of the date hereof (and the amount of any recoupment thereof heretofore made), and (B) whether or not a cash payment can be required in the event recoupment out of production proves to be inadequate. Except as set forth in Section 2.2(o)(iv) of the Mercury Disclosure Letter, there is no Mercury Property with respect to which Mercury, any Mercury Subsidiary, and/or their respective predecessors in title, have collectively taken more (referred to herein as "OVER-PRODUCED") or materially less (referred to herein as "UNDERPRODUCED") production from such Mercury Property (or on the units in which such Mercury Property participates), or any product thereof, than the ownership of Mercury or any Mercury Subsidiary and such predecessors in such Mercury Property would entitle Mercury or any Mercury Subsidiary and such predecessors (absent any balancing agreement or arrangement) to receive, to the extent such overproduced or underproduced position has not, as of the date hereof, been fully made up or otherwise extinguished. For each Mercury Property listed in Section 2.2(o)
         (iv) of the Mercury Disclosure Letter, such section reflects, on a well-by-well or any other basis as may be dictated by any applicable balancing agreement, (A) whether Mercury or any Mercury Subsidiary is in an over-produced or under-produced position, (B) the amount of such over-production or under-production, (C) a description of the written balancing agreement (if any) pertaining to such Mercury Property (or a statement that no such agreement exists) and (D) a statement as to whether royalties, overriding royalties or other burdens against Mercury's or any Mercury Subsidiaries's net revenue interest in the affected Mercury Properties were, during the period the subject imbalance accrued, paid based upon receipts or entitlements. Except as set forth in Section 2.2(o)(iv) of the Mercury Disclosure Letter, there are no pipeline imbalances that have arisen due to the failure of nominations made by Mercury or any Mercury Subsidiary to match actual deliveries of production from any one or more Mercury Properties.

              (v) Mercury and each Mercury Subsidiary has all governmental licenses and permits necessary to own and operate the Mercury Properties as presently being owned and operated, and such licenses, permits and filings are in full force and effect, and neither Mercury nor any Mercury Subsidiary has received written notice of any material violations in respect of any such licenses or permits.

              (vi) Except as set forth in Section 2.2(o)(vi) of the Mercury Disclosure Letter, neither Mercury nor any Mercury Subsidiary is subject to (A) any area of mutual interest agreements or non-compete agreements, (B) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the date hereof or (C) any tax partnership, to the extent being so subject could have a material adverse effect on Mercury or any Mercury Subsidiary or on any Mercury Property.

              (vii) All severance, production, ad valorem, windfall profit and other similar taxes relating to the ownership or operation of the Mercury Properties have been, and are being, paid (timely, and before the same become delinquent) by Mercury and each Mercury Subsidiary in all respects.

              (viii) The ownership and operation of the Mercury Properties has, to the extent that non-conformance could materially adversely affect the ownership, operation, value or use thereof after the date hereof, been in conformity with all applicable laws, and all applicable rules, regulations and orders of all governmental agencies having jurisdiction.

              (ix) Except as set forth in Section 2.2(o)(iv) of the Mercury Disclosure Letter, there are no Preferential Rights or Consents, other than Routine Governmental Approvals (each as defined in Section 7.5), that affect any material Mercury Property or Properties and that will be triggered by the Merger.

              (x) Except as set forth in Section 2.2(o)(x) of the Mercury Disclosure Letter, there exist no agreements or other arrangements whereunder Mercury or any Mercury Subsidiary undertakes to perform gathering, transportation, processing or other marketing services for any third party, including without limitation the owner of a royalty or overriding royalty interest burdening a lease included in the Mercury Properties, for a fee or other consideration that is now, or may hereafter be, unrepresentative of commercial rates being received by third parties in comparable, arm's length transactions.

              (xi) Mercury Sub has good and defensible title to the Mercury Property, free and clear of all liens, security interests, and encumbrances except for (a) the contracts, agreements, burdens, encumbrances and other matters set forth in the descriptions of certain of the Mercury Properties in Section 2.2(o) of the Mercury Disclosure Letter, (b) statutory liens for taxes which are not yet delinquent, (c) liens under operating agreements, pooling orders and unitization agreements, and mechanics' materialmen's liens, with respect to obligations which are not yet due, and (d) minor defects and irregularities in title to any Mercury Property, so long as such defects and irregularities do not materially impair the value of such Mercury Property or the use thereof for the purposes for which such Mercury Property is held. With respect to each Mercury Property described in Section 2.2(o) of the Mercury Disclosure Letter, the ownership of Mercury Sub in such Mercury Property does and will, (A) with respect to each tract of land described in Section 2.2(o) of the Mercury Disclosure Letter (whether described directly in such section or described by reference to another instrument) in connection with such Mercury Property, (1) entitle Mercury Sub to receive a decimal or percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such tract equal to not less than the decimal or percentage share set forth in Section 2.2(o) of the Mercury Disclosure Letter in connection with such tract opposite the words "Net

         Revenue Interest" (or words of similar import), (2) cause Mercury Sub to be obligated to bear a decimal or percentage share of the cost of exploration, development and operation of such tract of land not greater than the decimal or percentage share set forth in
         Section 2.2(o) of the Mercury Disclosure Letter in connection with such tract opposite the words "Working Interest" (or words of similar import) and (B) if such Mercury Property is shown in Section 2.2(o) of the Mercury Disclosure Letter to be subject to a unit or units, with respect to each such unit, (1) entitle Mercury Sub to receive a decimal or percentage share of all substances covered by such unit which are produced from, or allocated to, such unit equal to not less than the decimal or percentage share set forth in
         Section 2.2(o) of the Mercury Disclosure Letter in connection with such Mercury Property opposite the words "Unit Net Revenue Interest" or words of similar import (and if such Mercury Property is subject to more than one unit, words identifying such interest with such unit), and (2) obligate Mercury Sub to bear a decimal or percentage share set forth in Section 2.2(o) of the Mercury Disclosure Letter in connection with such Mercury Property opposite the words "Unit Working Interest" or words of similar import (and if such Mercury Property is subject to more than one unit, words identifying such interest with such unit). With respect to each Mercury Property described in Section 2.2(o) of the Mercury Disclosure Letter which is subject to a voluntary or involuntary pooling, unitization or communication agreement and/or order, the term "tract of land" as used in this subsection (xi) shall mean the pooled, unitized or communitized area as an entirety and shall not be deemed to refer to any individual tract committed to said pooled, unitized or communitized area. Without limitation of the foregoing, the ownership by Mercury Sub of the Mercury Properties does and will, with respect to each well or unit identified in Section 2.2(o) of the Mercury Disclosure Letter entitle Mercury Sub to receive a decimal or percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such well or unit equal to not less than the decimal or percentage share set forth, for such well or unit, in the column headed "Net Revenue Interest" in Section 2.2(o) of the Mercury Disclosure Letter, and cause Mercury Sub to be obligated to bear a decimal or percentage share of the cost of operation of such well or unit equal to not more than the decimal or percentage share set forth, for such well or unit, in the column headed "Working Interest" in Section 2.2(o) of the Mercury Disclosure Letter. The above-described shares of production which Mercury Sub is entitled to receive and shares of expenses which Mercury Sub is obligated to bear are not and will not be subject to change other than such changes which arise pursuant to non-consent provisions of operating agreements described in Section 2.2(o) of the Mercury Disclosure Letter in connection with operations hereafter proposed, or such changes are reflected in Section 2.2(o) of the Mercury Disclosure Letter.

              (xii) Set forth in Section 2.2(o) of the Mercury Disclosure Letter is a list of the current reserve reports covering the Mercury Properties, true and complete copies of which have been delivered to MSR by Mercury.

         (p) AGREEMENTS. All agreements, arrangements, and understandings of any nature (written or oral, formal or informal) (collectively, for purposes of this Section, "agreements") to which Mercury Sub is a party or by which it or any of its properties is otherwise bound, regardless of amount or subject matter, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of Mercury Sub are listed in Sections 2.2(o) or 2.2(p) of the Mercury Disclosure Letter. Mercury has delivered to MSR, accurate and complete copies of such agreements. Each of such agreements is a valid and binding agreement of the parties thereto enforceable against them in accordance with its terms. No breach or default exists with respect to any of such agreements, and no event has occurred which, after the giving of notice or the passage of time or otherwise, will result in any such breach or default.

         (q) EMPLOYEES; LABOR RELATIONS.

              (i) Set forth in Section 2.2(q)(i) is a list of (i) all directors and officers of Mercury Sub, and (ii) the name of each employee, agent, and consultant of Mercury Sub as of the date hereof, together with the total amounts of salary, bonuses, and other compensation paid or payable by Mercury Sub and Mercury to each such person for the current fiscal year and the immediately preceding fiscal year.


              (ii) Except as set forth in Section 2.2(q)(ii) of the Mercury Disclosure Letter, (a) there are no collective bargaining agreements or other similar agreements, arrangements, or understandings, written or oral, with employees as a group to or by which Mercury Sub is a party or is bound; (b) no employees of Mercury Sub are represented by any labor organization, collective bargaining representative, or group of employees; (c) no labor organization, collective bargaining representative, or group of employees claims to represent a majority of the employees of Mercury Sub in an appropriate unit of Mercury or Mercury Sub; (d) neither Mercury nor Mercury Sub has been involved with any representational campaign by any union or other organization or group seeking to become the collective bargaining representative of any of Mercury Sub's employees or been subject to or, to the best knowledge of Mercury and Mercury Sub, threatened with any strike or other concerted labor activity or dispute; and (e) neither Mercury nor Mercury Sub is obligated to bargain collectively with respect to wages, hours, and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative, or group of employees, with respect to any employees of Mercury Sub.

         (r) INSIDER INTERESTS. Except as disclosed in Section 2.2(r) of the Mercury Disclosure Letter, no shareholder, director, officer, or employee of Mercury or any Mercury Subs or any associate of any such shareholder, director, officer, or employee is presently, directly or indirectly, a party to any transaction with Mercury Sub, including, without limitation, any agreement, arrangement, or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to any such shareholder, director, officer, employee, or associate. To the best knowledge of Mercury and Mercury Sub, no shareholder, director, officer, or employee of Mercury or Mercury Sub or any associate of any such shareholder, director, officer, or employee owns, directly or indirectly, any material interest in, or serves as a director, officer, or employee of, any customer, supplier, or competitor of Mercury Sub. For purposes of this Section only, an "associate" of any shareholder, director, officer, or employee means any member of the immediate family of such shareholder, director, officer, or employee or any corporation, partnership, trust, or other entity in which such shareholder, director, officer, or employee has a substantial ownership or beneficial interest (other than an interest in a public corporation which does not exceed three percent of its outstanding securities) or is a director, officer, partner, or trustee or person holding a similar position.

         (s) FINANCIAL REQUIREMENTS. Set forth in Section 2.2(s) of the Mercury Disclosure Letter is a list of all bonds, deposits, financial assurance requirements, and insurance coverage required to be submitted to any Federal, foreign, state or local governmental agencies or authorities for the continued ownership and operation of the business and assets of Mercury Sub.

         (t) BANK ACCOUNTS AND POWERS OF ATTORNEY. Set forth in Section 2.2(t) are (i) the name and address of each bank or other financial institution in which Mercury Sub has an account or a safe deposit box, the account and safe deposit box numbers thereof, and the names of all persons authorized to draw thereon or to have access thereto, (ii) the names of all persons authorized to borrow funds on behalf of Mercury Sub and the names of all entities from which they are authorized to borrow funds, and (iii) the names of all persons, if any, holding powers of attorney from Mercury Sub.

         (u) VOTING REQUIREMENTS. The affirmative votes of a majority of the shares of Mercury Sub Common Stock held by Mercury and the Minority Shareholders, as the owners and holders of all of the outstanding shares of Mercury Sub Common Stock, is the only vote of the holders of any class or series of the capital stock of Mercury Sub necessary to approve this Agreement and the Merger.

         (v) BROKERAGE FEES. Neither Mercury nor any of its affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. Mercury shall indemnify and hold harmless MSR from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Mercury or any of its affiliates.

         (w) DISCLOSURE. No representation or warranty made by Mercury or Mercury Sub in this Agreement, and no statement of Mercury or Mercury Sub contained in any document, certificate, or other writing furnished or to be furnished by Mercury or Mercury Sub to MSR or MSR Sub pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Mercury and Mercury Sub know of no matter (other than matters of a general economic character not relating solely to Mercury and Mercury Sub in any specific manner) which has not been disclosed to MSR and MSR Sub pursuant to this Agreement which materially and adversely affects, or, so far as Mercury and Mercury Sub can now reasonably foresee, will materially and adversely affect, the business, assets, results of operations, condition (financial or otherwise), or prospects of Mercury Sub or the ability of Mercury and Mercury Sub to consummate the transactions contemplated hereby.


                                  ARTICLE III


                      COVENANTS OF MERCURY AND MERCURY SUB
                          PRIOR TO THE EFFECTIVE TIME

    3.1 CONDUCT OF BUSINESS BY MERCURY SUB PENDING THE MERGER. Mercury and Mercury Sub covenant and agree that, from the date of this Agreement until the Effective Time, unless MSR shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

         (a) The business of Mercury Sub shall be conducted only in, and Mercury Sub shall not take any action except in, the ordinary course of business and consistent with past practice;

         (b) Mercury and Mercury Sub shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber (A) any capital stock of Mercury Sub (except for capital stock issuable upon the exercise of any warrants or options issued by Mercury Sub described in the Mercury Disclosure Letter) or other than in the ordinary course of business and consistent with past practice and not relating to the borrowing of money, any assets of Mercury Sub; (ii) amend or propose to amend the charter or bylaws of Mercury Sub; (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to any Mercury Sub capital stock; (iv) redeem, purchase or acquire or offer to acquire any Mercury Sub capital stock; (v) enter into, adopt or (except as may be required by law) amend or terminate any bonus, profit sharing, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee of Mercury Sub; (vi) increase in any manner the compensation or fringe benefits of any director, officer or employee of Mercury Sub; (vii) pay to any director, officer or employee of Mercury Sub any benefit not required by any employee benefit agreement, trust, plan, fund or other arrangement as in effect on the date hereof, or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 3.1(b).

         (c) Mercury and Mercury Sub shall use their reasonable efforts (i) to preserve intact the business organization of Mercury Sub, (ii) to maintain in effect any authorizations or similar rights of Mercury Sub, (iii) to keep available the services of Mercury Sub's current officers and key employees, (iv) to preserve the goodwill of those having business relationships with Mercury Sub, (v) to maintain and keep its properties and the properties of Mercury Sub in as good a repair and condition as presently exists, except for deterioration due to ordinary wear and tear and damage due to casualty, and (vi) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by Mercury Sub or maintained by Mercury for the benefit of Mercury Sub;

         (d) Mercury Sub shall not agree to or enter into any commitments to make, and Mercury shall not permit Mercury Sub to agree or enter into any commitments to make, new capital expenditures that in the aggregate exceed $10,000;

         (e) Mercury Sub shall perform its respective obligations under any contracts and agreements to which it is a party or to which any of its assets is subject, except for such obligations as Mercury Sub in good faith may dispute;

         (f) Mercury and Mercury Sub will give MSR and its attorneys and other representatives access at all reasonable times to the Mercury Properties and to the Mercury's and Mercury Sub's records (including, without limitation, title files, division order files, well files, production records, equipment inventories, windfall profit tax records and production, severance and ad valorem tax records) pertaining to the ownership and/or operation of the Mercury Properties;

         (g) Mercury and Mercury Sub will or, to the extent third parties operate the Mercury Properties, will take such steps as would a prudent non-operator to cause the operator to (i) continue the routine operation of the Mercury Properties in the ordinary course of business and as would a prudent operator, (ii) operate the Mercury Properties in conformity (in all material respects) with all Mercury Basic Documents, and all applicable rules, regulations and orders of all Governmental Authorities having jurisdiction, and (iii) maintain the machinery, improvements, equipment and other personal property and fixtures forming a part of the Mercury Properties in at least as good of a condition as they are on the date of this Agreement; where Mercury or Mercury Sub is the operator of a Mercury Property, Mercury and Mercury Sub will (unless removed without its consent) remain the operator of such Mercury Property;

         (h) Neither Mercury nor Mercury Sub will sell, transfer or abandon any portion of the Mercury Properties other than (i) items of materials, supplies, machinery, equipment, improvements or other personal property or fixtures forming a part of the Mercury Properties (and then only if the same is replaced with an item of equal suitability and value free of liens and security interests, which replacement item will then, for the purposes of this Agreement, become part of the Mercury Properties) or (ii) production of oil, gas and/ or other minerals, or the products therefrom, in the ordinary course of business under arrangements that do not cause the representations and warranties set forth elsewhere herein to be untrue; neither Mercury nor Mercury Sub will, without MSR's consent, release, permit to terminate, modify or reduce its rights under any oil, gas and/or mineral lease forming a material part of the Mercury Properties, or any other material Mercury Basic Document, or enter into any new agreements which would be Mercury Basic Documents;

         (i) Mercury and Mercury Sub will cause all material expenses (including, without limitation, all bills for labor, materials and supplies used or furnished for use in connection with the Mercury Properties and all ad valorem, severance, production, windfall profit and similar taxes) and liabilities relating to the ownership or operation of the Mercury Properties to be promptly paid and discharged;

         (j) Mercury and Mercury Sub will request, from the appropriate parties (and in accordance with the documents creating such rights and/or requirements), all Consents relating to any Mercury Property and waivers of any Preferential Rights relating to any material Mercury Property;

         (k) Mercury and Mercury Sub will not take materially more of the oil or gas produced from the wells located on any Mercury Property (or on units in which such properties participate) than Mercury Sub's ownership of such Mercury Property would entitle Mercury Sub (absent any oil or gas balancing agreement or arrangement) to take; and

         (l) Mercury shall not, and shall not permit Mercury Sub to, take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article VI not being satisfied. Mercury promptly shall advise MSR orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a material adverse effect on Mercury, Mercury Sub or the Mercury Properties.

    3.2 PROXY STATEMENT. Promptly after the date of this Agreement, Mercury and Mercury Sub shall cooperate with MSR in preparing the Proxy Statement (as defined in Section 4.2) and the Registration Statement (as defined in Section 4.4). Mercury and Mercury Sub agree all information concerning Mercury and Mercury Sub furnished by or on their behalf specifically for use in the Proxy Statement and the Registration Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations adopted thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Mercury and Mercury Sub will advise MSR promptly in writing if prior to the Effective Time it shall obtain knowledge of any facts that would make it necessary to amend or supplement the Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable law.

    3.3 ACQUISITION PROPOSALS. From and after the date of this Agreement, neither Mercury nor Mercury Sub shall, directly or indirectly, through any officer, director, employee, representative or agent of Mercury or Mercury Sub, (i) solicit or initiate discussions or negotiations with any person (other than MSR), or participate in any discussions or negotiations with any person (other than MSR) regarding, any merger, consolidation, sale of assets, tender offer, sale of shares of capital stock or similar transaction involving Mercury Sub (an "Acquisition Proposal"), (ii) disclose to any person preparing to make or considering an Acquisition Proposal any confidential information regarding Mercury Sub or (iii) enter into any agreement, arrangement, understanding or commitment regarding any Acquisition Proposal. Mercury and Mercury Sub shall notify MSR promptly of the receipt of any Acquisition Proposal after the date of this Agreement.


                                   ARTICLE IV

                  COVENANTS OF MSR PRIOR TO THE EFFECTIVE TIME

    4.1 CONDUCT OF BUSINESS BY MSR PENDING THE MERGER. MSR covenants and agrees that, from the date of this Agreement until the Effective Time, unless Mercury shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement or set forth in Section 4.1 of the MSR Disclosure Letter:

         (a) The business of MSR and the MSR Subsidiaries shall be conducted only in, and MSR and the MSR Subsidiaries shall not take any action except in, the ordinary course of business and consistent with past practice;


         (b) Except as set forth in Section 4.1(b) of the MSR Disclosure Letter, MSR shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber, or permit any MSR Subsidiary to issue, sell, pledge, dispose of or encumber, (A) any capital stock of MSR or any MSR Subsidiary except upon the exercise of MSR Options or (B) other than in the ordinary course of business and consistent with past practice and not relating to the borrowing of money, any assets of MSR or any MSR Subsidiary; (ii) amend or propose to amend the respective charters or bylaws of MSR or any MSR Subsidiary; (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding; (iv) redeem, purchase or acquire or offer to acquire, or permit any of the MSR Subsidiaries to redeem, purchase or acquire or offer to acquire, any of its or their capital stock; or (v) except in the ordinary course of business and consistent with past practice and except as contemplated by Section 5.12, enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.1(b);

         (c) Except as set forth in Section 4.1(c) of the MSR Disclosure Letter, MSR shall use its reasonable efforts (i) to preserve intact the business organization of MSR and each of the MSR Subsidiaries, (ii) to maintain in effect any authorizations or similar rights of MSR and each of the MSR Subsidiaries, (iii) to keep available the services of its and their current officers and key employees, (iv) to preserve the goodwill of those having business relationships with it and the MSR Subsidiaries, (v) to maintain and keep its properties and the properties of the MSR Subsidiaries in as good a repair and condition as presently exists, except for deterioration due to ordinary wear and tear and damage due to casualty, and (vi) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it and the MSR Subsidiaries;

         (d) MSR shall not make or agree to make, or permit any of the MSR Subsidiaries to make or agree to make, any capital expenditure in the aggregate in excess of $100,000;

         (e) MSR shall, and shall cause the MSR Subsidiaries to, perform their respective obligations under any contracts and agreements to which any of them is a party or to which any of their assets is subject, except to the extent such failure to perform would not have a material adverse effect on MSR and the MSR Subsidiaries, taken as a whole, and except for such obligations as MSR or the MSR Subsidiaries in good faith may dispute;

         (f) MSR will, to the extent legally and contractually authorized to do so, give Mercury and its attorneys and other representatives access at all reasonable times to the MSR Properties and to the MSR and any MSR Subsidiaries' records (including, without limitation, title files, division order files, well files, production records, equipment inventories, windfall profit tax records and production, severance and ad valorem tax records) pertaining to the ownership and/or operation of the MSR Properties;

         (h) MSR and the MSR Subsidiaries will or, to the extent third parties operate the MSR Properties, will take such steps as would a prudent non-operator to cause the operator to (i) continue the routine operation of the MSR Properties in the ordinary course of business and as would a prudent operator, (ii) operate the MSR Properties in conformity (in all material respects) with all MSR Basic Documents and all applicable rules, regulations and orders of all Governmental Authorities having jurisdiction, and (iii) maintain the machinery, improvements, equipment and other personal property and fixtures forming a part of the MSR Properties in at least as good of a condition as they are on the date of this Agreement; where MSR or any MSR Subsidiary is the operator of a MSR Property, they will (unless removed without its consent) remain the operator of such MSR Property;

         (i) Except as set forth in Section 4.1(i) of the MSR Disclosure Letter, neither MSR nor any MSR Subsidiaries will sell, transfer or abandon any portion of the MSR Properties other than (i) items of materials, supplies, machinery, equipment, improvements or other personal property or fixtures forming a part of the MSR Properties (and then only if the same is replaced with an item of equal suitability and value free of liens and security interests, which replacement item will then, for the purposes of this Agreement, become part of the MSR Properties) or (ii) production of oil, gas and/ or other minerals, or the products therefrom, in the ordinary course of business under arrangements that do not cause the representations and warranties set forth elsewhere herein to be untrue; Neither MSR nor any MSR Subsidiary will, without Mercury's consent, release, permit to terminate, modify or reduce its rights under any oil, gas and/or mineral lease forming a material part of the MSR Properties, or any other material MSR Basic Document, or enter into any new agreements which would be MSR Basic Documents;

         (j) MSR and the MSR Subsidiaries will cause all material expenses (including, without limitation, all bills for labor, materials and supplies used or furnished for use in connection with the MSR Properties and all ad valorem, severance, production, windfall profit and similar taxes) and liabilities relating to the ownership or operation of the MSR Properties to be promptly paid and discharged;

         (k) Neither MSR nor any MSR Subsidiary will take materially more of the oil or gas produced from the wells located on any MSR Property (or on units in which such properties participate) than their ownership of such MSR Property would entitle them (absent any oil or gas balancing agreement or arrangement) to take; and

         (l) MSR shall not, and shall not permit any of the MSR Subsidiaries to, take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article VI not being satisfied. MSR promptly shall advise Mercury orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a material adverse effect on MSR and the MSR Subsidiaries, taken as a whole.

    4.2 PROXY STATEMENT. Promptly after the date of this Agreement, MSR shall prepare and file with the Commission under the Exchange Act, and shall use its reasonable efforts to have cleared by the Commission, the Proxy Statement (the "Proxy Statement") with respect to the meeting of the stockholders of MSR referred to in Section 4.3. MSR agrees that the Proxy Statement (except with respect to information concerning Mercury and the Mercury Subsidiaries furnished by or on behalf of Mercury specifically for use therein, for which information Mercury shall be responsible) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations adopted thereunder, and the Proxy Statement (except with respect to information concerning Mercury and the Mercury Subsidiaries furnished by or on behalf of Mercury specifically for use therein, for which information Mercury shall be responsible) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Subject to the provisions of Section 5.11, the Proxy Statement shall contain the recommendation of the Board of Directors of MSR that the stockholders of MSR vote to approve this Agreement.

    4.3 MEETING OF STOCKHOLDERS OF MSR. Subject to the provisions of Section 5.11, MSR shall promptly take all action reasonably necessary in accordance with Canadian law, the DGCL and the MSR Certificate and bylaws to convene a meeting of its stockholders to consider and vote upon (a) approval of this Agreement and (b) approval of the redomestication of MSR in Delaware (the "Redomestication of MSR"). Subject to the provisions of Section 5.11, the Board of Directors of MSR (i) shall recommend at such meeting that the stockholders of MSR vote to adopt and approve the matters referenced in the preceding sentence; (ii) shall use its reasonable efforts to solicit from stockholders of MSR proxies in favor of such adoption and approval; and (iii) shall take all other action reasonably necessary to secure a vote of its stockholders in favor of such adoption and approval.

    4.4 REGISTRATION STATEMENT. Promptly after the date of this Agreement, MSR shall file an appropriate registration statement with the Commission under the Securities Act with respect to the Redomestication of MSR, and Mercury Sub shall file an appropriate registration statement with the Commission with respect to offering, sale and delivery of the shares of Surviving Corporation Common Stock to be issued pursuant to the Merger (such registration statements, collectively, the "Registration Statement"); and each party shall cooperate with each other in connection with the preparation of the Registration Statement and will use its reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing. Each party agrees that the Registration Statement to be prepared by it (except with respect to information concerning the other party or the other party's affiliates furnished by or on behalf of the other party specifically for use therein, for which information the other party shall be responsible) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the respective rules and regulations adopted thereunder, and will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each party will advise the other in writing if prior to the Effective Time it shall obtain knowledge of any fact that would, in its opinion, make it necessary to amend or supplement the Registration Statement in order to make the statements therein not misleading or to comply with applicable law.

    4.5 STOCK EXCHANGE LISTING. MSR shall use all reasonable efforts to cause the shares of the Surviving Corporation Common Stock to be issued in the Merger to be approved for listing on the American Stock Exchange, subject to official notice of issuance, prior to the Closing Date.

    4.6 FINANCING. MSR shall use its reasonable best efforts to obtain the financing required to effect the transactions contemplated by this Agreement and to pay all related fees and expenses (the "Financing"). In the event that any portion of the Financing becomes unavailable, regardless of the reason therefor, MSR shall, upon learning thereof, promptly so advise Mercury and use its reasonable best efforts to obtain alternative financing from other sources, on and subject to substantially the same terms and conditions as the portion of the Financing that has become unavailable. The definitive agreements to provide the Financing will contain conditions, including the accuracy of the representations and warranties therein concerning the business of Mercury Sub and the Mercury Properties as shall be agreed to by the parties to such agreements. The parties hereto shall each use its reasonable best efforts to satisfy on or before the Closing all requirements of the definitive agreements to provide the Financing relating to such party which are conditions to closing all transactions contemplated by this Agreement; provided, however, Mercury shall not be required to undertake any financial obligations in connection with the Financing. The obligations contained in this Section are not intended, nor shall they be construed, to benefit or confer any rights upon any person other than the parties hereto.

                                   ARTICLE V

                            ADDITIONAL AGREEMENTS

    5.1 ACCOUNTANTS LETTER. Mercury shall use its reasonable efforts to cause Weaver and Tidwell LLP to deliver a letter dated as of the date of the Proxy Statement and a letter dated as of the Closing Date, and addressed to itself and MSR, in form and substance reasonably satisfactory to MSR and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement.

    5.2 FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, Mercury and MSR shall (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act, the Exchange Act and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto; (ii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

    5.3 NOTIFICATION QF CERTAIN MATTERS. Mercury shall give prompt notice to MSR, and MSR shall give prompt notice to Mercury, orally and in writing, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, and (ii) any material failure of Mercury or MSR, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

    5.4 AGREEMENT TO DEFEND. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

    5.5 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses incurred in connection with printing and mailing the Registration Statement and the Proxy Statement shall be borne by MSR; provided, however, that if this Agreement shall have been terminated pursuant to Section 7.1 as a result of the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, such breaching party shall pay the costs and expenses of the other parties in connection with the transactions contemplated by this Agreement.

    5.6 SURVIVING CORPORATION AND SUBSIDIARIES BOARDS OF DIRECTORS, EXECUTIVE COMMITTEES AND OFFICERS.

         (a) MSR BOARD OF DIRECTORS. At the Effective Time, the respective Boards of Directors of the Surviving Corporation and each Surviving Corporation subsidiary shall be comprised of (i) Otto Buis, Steve Morris and Patrick Montalban, and (ii) three additional members designated in writing by the Board of Directors of Mercury prior to the date of mailing of the Proxy Statement to the Mercury stockholders; provided that the persons designated by the Board of Directors of Mercury must be persons possessing suitable business and educational qualifications and personal characteristics and must be approved by the Board of Directors of MSR in its reasonable discretion. If, prior to the Effective Time, (i) Otto Buis, Steve Morris or Patrick Montalban shall decline or be unable to serve, the Board of Directors of MSR shall designate another person to serve in such person's stead, and (ii) any such designees of Mercury shall decline or be unable to serve, the Board of Directors of Mercury shall designate another person to serve in such person's stead in accordance with the provisions of the proviso contained in the immediately preceding sentence.

         (b) SURVIVING CORPORATION AND SUBSIDIARIES EXECUTIVE COMMITTEES. At the Effective Time, the respective three person executive committees of the Boards of Directors of the Surviving Corporation and each Surviving Corporation subsidiary have shall be comprised of (i) Patrick Montalban, or if he shall decline or be unable to serve, the Board of Directors of MSR shall designate another person to serve in his place and (ii) two of the persons selected by the Board of Directors of Mercury to be members of the Board of Directors of the Surviving Corporation after the Effective Time.

         (c) SURVIVING CORPORATION AND SUBSIDIARY EXECUTIVE OFFICERS. At the Effective Time, the respective principal executive officers of the Surviving Corporation and each Surviving Corporation subsidiary have shall be as follows: Chairman of the Board and chief executive officer - Otto J. Buis, President and chief operating officer - Thomas F. Darden, and Vice President - Glenn M. Darden.

    5.7  INDEMNIFICATION.

         (a) INDEMNIFICATION BY MERCURY. Subject to the terms and conditions of this Section 5.7, Mercury shall indemnify, defend, and hold harmless the Surviving Corporation, the Surviving Corporation subsidiaries, MSR, the MSR Subsidiaries, each director and officer thereof, and each affiliate thereof, and their respective heirs, legal representatives, successors, and assigns (collectively, the "MSR GROUP"), from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys' fees and expenses), of any nature whatsoever, whether actual or consequential (collectively, "DAMAGES"), asserted against, resulting to, imposed upon, or incurred by any member of the MSR Group, directly or indirectly, by reason of or resulting from any breach by Mercury or Mercury Sub of any of their respective representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

         (b) INDEMNIFICATION BY MSR. Subject to the terms and conditions of this Section 5.7, MSR shall indemnify, defend, and hold harmless Mercury, the subsidiaries and parent corporations of Mercury, each director and officer of Mercury or any of its subsidiaries or parent corporations, and each affiliate thereof, and their respective heirs, legal representatives, successors, and assigns (collectively, the "MERCURY GROUP"), from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by any member of the Mercury Group, directly or indirectly, by reason of or resulting from any breach by MSR or MSR Sub of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

         (c) PROCEDURE FOR INDEMNIFICATION. Promptly after receipt by an indemnified party under Section 5.7(a) or 5.7(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

         (d) LIMITATIONS. The indemnification obligations of the parties hereto pursuant to this Section 5.7 shall be subject to the following limitations:

              (i) No indemnification shall be required to be made by Mercury pursuant to Section 5.7(a) with respect to any claims made by any member of the MSR Group except to the extent that the aggregate amount of Damages incurred by members of the MSR Group with respect to all claims under Section 5.7(a) (whether asserted, resulting, imposed, or incurred before, on, or after the Closing Date) exceeds $200,000.

              (ii) No indemnification shall be required to be made by MSR pursuant to Section 5.7(b) with respect to any claims made by any member of the Mercury Group except to the extent that the aggregate amount of Damages incurred by members of the Mercury Group with respect to all claims under Section 5.7(b) (whether asserted, resulting, imposed, or incurred before, on, or after the Closing Date) exceeds $200,000.

              (iii) Notwithstanding anything to the contrary provided in this
         Section 5.7 or otherwise in this Agreement, except for the obligations of the Surviving Corporation, if any, under the "CONTINGENT WARRANT" (as such term is defined below), neither MSR nor the Surviving Corporation shall have any liability or obligation to any member of the Mercury Group for, or make any representation or warranty with respect to, any liability of MSR, the Surviving Corporation, or any member of the Mercury Group for or with respect to, any Taxes arising out of or related to the Redomestication of MSR or the Merger. In connection with the foregoing, Mercury acknowledges and agrees that the representations and warranties set forth in Section 2.1 above shall not cover any such Taxes notwithstanding any provisions of such representations and warranties to the contrary.

    5.8  CERTAIN TAX AND ACCOUNTING MATTERS.

         (a) TAXABLE PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Mercury shall be solely liable for all Taxes of Mercury Sub due for all taxable years and periods ending on or before the Closing Date. Mercury shall cause to be prepared and duly filed all federal income tax returns and all other tax returns required to be filed by or with respect to the Mercury Sub for all taxable years and periods ending on or before the Closing Date. Mercury shall pay all Taxes shown to be due on such tax returns for all periods covered by such returns. Mercury warrants that Mercury Sub has not and will not file, and is not eligible for filing a consolidated federal income tax return with

    Mercury or any affiliated group of which Mercury is a member for any taxable years and periods ending on or before the Closing Date. MSR will prepare and file all federal income tax returns and all other returns required to be filed by or with respect to MSR and the MSR Subsidiaries for all taxable years ending on or before the Closing Date. MSR's taxable year will end for federal income tax purposes on the date of its redomestication in Delaware. MSR shall be liable for all Taxes shown to be due on such returns for the periods covered thereby, except to the extent previously paid or shown as a reserve on its Financial Statements.

         (b) TAXABLE PERIODS COMMENCING AFTER THE CLOSING DATE. The Surviving Corporation shall be solely liable for all Taxes of the Surviving Corporation for all taxable years and periods commencing after the Closing Date. The Surviving Corporation shall cause to be prepared and duly filed all tax returns of the Surviving Corporation for taxable periods commencing after the Closing Date. Surviving Corporation shall pay all Taxes shown to be due on such returns for all periods covered by such returns.

         (c) TAXABLE PERIODS COMMENCING BEFORE AND ENDING AFTER THE CLOSING DATE. Surviving Corporation shall pay or cause to be paid all Taxes due for any taxable year or period commencing before and ending after the Closing Date (the "Straddle Period").

         (d) REFUNDS OR CREDITS. Any refunds or credits with respect to Taxes paid by Mercury Sub or the Surviving Corporation attributable to taxable periods ending on or before the Closing Date shall belong to Mercury. Any refunds or credits with respect to Taxes paid by the Surviving Corporation or Mercury Sub or MSR shall belong to the Surviving Corporation. Any refunds or credits with respect to Taxes paid by Mercury Sub or the Surviving Corporation or MSR attributable to the Straddle Period shall belong to the Surviving Corporation, provided however, such refunds and credits shall be taken into account in determining the net Taxes that would have been due by MSR and the MSR subsidiaries if the Straddle Period had ended on the Closing Date, pursuant to Section 5.8(c). The Surviving Corporation shall reimburse Mercury for any refunds and credits belonging to Mercury within two days from receipt thereof by the Surviving Corporation. To the extent that any such refund or credit is properly includable in the taxable income of the Surviving Corporation, the amount forwarded or reimbursed to Mercury shall be reduced by a percentage of the amount of such refund or credit equal to the highest marginal federal Income Tax rate for the tax period in which the refund or credit is received.

         (e) TAX AND ACCOUNTING TREATMENT. Each of the parties hereto undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes.

    5.9 AGREEMENT REGARDING CERTAIN REVENUES AND EXPENSES. The parties agree that all revenue and income (minus the costs and expenses of production incurred by Mercury) attributable to the Mercury Properties (other than the "Properties Subject to Production Payment" (as defined below)) during the period commencing January 1, 1997 and ending on the Closing Date, shall be deemed to have been earned by Surviving Corporation, and within five (5) days after the Closing Date, Mercury shall pay to the Surviving Corporation any such revenue and income (minus the costs and expenses of production incurred by Mercury) received by it. With respect to the Mercury Properties referred to in Section 2.2(o) of the Mercury Disclosure Letter as being subject to a production payment (the "PROPERTIES SUBJECT TO PRODUCTION PAYMENT"), the parties agree that (a) all revenue and income attributable to the Properties Subject to Production
Payment until the production payment concerning such properties described in
Section 2.2(o) of the Mercury Disclosure Letter (the "PRODUCTION PAYMENT") has been fully paid shall be deemed to be earned by and the property of Mercury, and within five (5) days after receipt of any such revenue by the Surviving Corporation, all such revenue and income received by the Surviving Corporation, if any, shall be paid to Mercury, and (b) Mercury shall reimburse the Surviving Corporation for all costs and expenses of production incurred by them during the period commencing January 1, 1997 and ending when the Production Payment has been fully paid; provided, however, in the event Production Payment has not been fully paid on or before December 31, 1997, then Mercury shall pay to the Surviving Corporation an amount equal to all revenue and income attributable to such properties for the period commencing January 1, 1998, and ending when the Production Payment is fully paid, as if the Production Payment had been fully paid on or before December 31, 1997. Notwithstanding the provisions of Section 5.8 above to the contrary, each party shall pay and be responsible for, and indemnify and hold the other responsible for all Taxes due with respect to the revenue and income to be paid to (or to be deemed earned by) it in accordance with the provisions of this Section 5.9.

    5.10 ARTICLES OF INCORPORATION AND BYLAWS. Prior to the Closing Date, MSR and Mercury shall agree as to the form of the articles of incorporation and bylaws of Mercury Sub to be in effect as the new articles of incorporation and bylaws of Mercury Sub effective immediately prior to the Effective Time.

    5.11 ALTERNATIVE TRANSACTION. Nothing in this Agreement shall prevent the members of the Board of Directors of MSR, in the exercise of their fiduciary duties and after consulting with counsel, from considering, negotiating and approving an unsolicited bona fide proposal that the Board of Directors of MSR determines in good faith, after consultation with its financial advisors, may result in a transaction more favorable to MSR's stockholders than the transactions contemplated by this Agreement (an "ALTERNATIVE TRANSACTION"). If the Board of Directors of MSR receives a request for confidential information by a potential bidder for MSR and the Board of Directors determines, after consultation with counsel, that the Board of Directors has a fiduciary obligation to provide such information to a potential bidder, then MSR may, subject to a confidentiality agreement substantially similar to that previously executed by Mercury, provide such potential bidder with access to information regarding MSR. MSR shall promptly notify Mercury, orally and in writing, if any such proposal described in the first sentence of this Section 5.11 is made and shall, in any such notice, indicate the identity and terms and conditions of such proposal. MSR shall keep Mercury advised of the progress and status of any such proposals. The obligation of the Board of Directors of MSR to convene a meeting of the stockholders of MSR and to recommend the approval of this Agreement to the MSR stockholders pursuant to Sections 4.2 and 4.3 shall be subject to flee fiduciary duties of the directors, as determined by the directors after consultation with counsel, and nothing contained in this Agreement shall prevent the Board of Directors of MSR from approving or recommending to the stockholders of MSR any unsolicited proposal by a third party with respect to an Alternative Transaction if required in the exercise of its fiduciary duties, as determined by the directors after consultation with counsel; provided, however, in the event the Board of Directors of MSR recommends an Alternative Transaction to the stockholders of MSR and such Alternative Transaction is approved by the stockholders of MSR, MSR shall pay to Mercury a fee of $500,000 to compensate Mercury for its costs and expenses and loss of opportunity cost in connection with the transaction contemplated by this Agreement.

    5.12 CONTINGENT WARRANT. At or immediately prior to the Closing the Surviving Corporation shall have issued a contingent warrant agreement to Mercury in substantially the form set forth as Exhibit A hereto (the "CONTINGENT WARRANT").

    5.13 MANAGEMENT AGREEMENT. Prior to the Closing Date, MSR and Mercury shall agree as to the form of a management agreement between the Surviving Corporation and Mercury (the "MANAGEMENT AGREEMENT") with respect to certain management services to be provided by Mercury to the Surviving Corporation after the Closing.


                                    ARTICLE VI

                                    CONDITIONS

    6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) This Agreement and the Redomestication of MSR shall have been approved and adopted by the requisite vote of the stockholders of MSR, as may be required by law, and by the rules of the American Stock Exchange, and the Redomestication of MSR shall have been effected;


         (b) No order shall have been entered and remain in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the Merger or the other transactions contemplated hereby;

         (c) The Registration Statement shall be effective on the Closing Date, and all post-effective amendments filed shall have been declared effective or shall have been withdrawn; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the Commission;

         (d) There shall have been obtained any and all material permits, approvals and consents of securities or blue sky commissions of any jurisdiction, and of any other governmental body or agency, that reasonably may be deemed necessary so that the consummation of the Merger and the other transactions contemplated hereby will be in compliance with applicable laws, the failure to comply with which would have a material adverse effect on the business, financial condition or results of operations of MSR, the Surviving Corporation and their subsidiaries, taken as a whole after consummation of the Merger;

         (e) The shares of Surviving Corporation Common Stock issuable upon consummation of the Merger shall have been approved for listing on the American Stock Exchange, subject to official notice of issuance; and

         (f) All approvals of private persons or corporations, (i) the granting of which is necessary for the consummation of the Merger or the transactions contemplated in connection therewith and (ii) the non-receipt of which would have a material adverse effect on the business, financial condition or results of operations of MSR, the Surviving Corporation and their subsidiaries, taken as a whole after consummation of the Merger, shall have been obtained.

         (g) Mercury and the Board of Directors of MSR shall have received a written opinion, in form and substance reasonably satisfactory to Mercury and the Board of MSR, of a mutually acceptable investment banking firm, to the effect that the net fair market value of the assets and properties of MSR is less than $14,156,000, and such opinion shall not have been amended or withdrawn.

         (h) The parties shall have agreed on the forms of the articles of incorporation and bylaws of Mercury Sub to be in effect immediately prior to the Effective Time, and such new articles and bylaws shall be effective as the articles and bylaws of Mercury Sub.

         (i) The parties shall have agreed on the form of the Management Agreement, and the Management Agreement shall have been duly executed and delivered by Mercury and the Surviving Corporation at the Closing.

         (j)  Effective as of the Closing, the Surviving Corporation shall have
    (i) assumed the obligations of Mercury Sub under that certain limited guaranty executed by Mercury Sub dated as of March 7, 1997, in favor of NationsBank of Texas, N.A. and certain other financial institutions named therein (the "GUARANTY"), which guarantees the payment of bank debt of Mercury in the principal amount of $4,000,000 (the "BANK DEBT"), or (ii) repaid in full the Bank Debt guaranteed by the Guaranty, and the Guaranty and the lien on the Mercury Properties securing the Bank Debt shall have been released, and in the case of either clause (i) or (ii) above, any obligation of Mercury to repay such Bank Debt shall have been released.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF MSR. The obligation of MSR to effect the Merger is, at the option of MSR, also subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) The representations and warranties of Mercury and Mercury Sub contained in Section 2.2 shall be accurate in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak specifically as of an earlier date) as of the Closing Date as though such representations and warranties had been made at and as of that time; all the agreements, terms, covenants and conditions of this Agreement to be complied with and performed by Mercury, Mercury Sub and the Minority Stockholders on or before the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by the chief executive officer of Mercury shall have been delivered to MSR;

         (b) Since the date of this Agreement, no material adverse change in the financial condition, results of operations or business of Mercury Sub shall have occurred, and Mercury Sub shall not have suffered any damage, destruction or loss materially adversely affecting the properties or business of Mercury Sub, and MSR shall have received a certificate signed by the chief executive officer of Mercury dated the Closing Date to such effect;

         (d) The proceeds of the Financing necessary to consummate the transactions contemplated hereby shall have been received by MSR;

         (e) MSR shall have received from Cantey & Hanger LLP, counsel to Mercury, an opinion dated the Closing Date in form and substance as shall be reasonably satisfactory to MSR; and

         (f) MSR shall have received such other certificates, instruments, and documents as may be reasonably requested by it to carry out the intent and purposes of this Agreement.

    6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF MERCURY AND MERCURY SUB. The obligations of Mercury and Mercury Sub to effect the Merger are, at the option of Mercury and Mercury Sub, also subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a)  The representations and warranties of MSR contained in Section
    2.1 shall be accurate in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak specifically as of an earlier date) as of the Closing Date as though such representations and warranties had been made at and as of that time; all the agreements, terms, covenants and conditions of this Agreement to be complied with and performed by MSR on or before the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by the chief executive officer of MSR shall have been delivered to Mercury;

         (b) Since the date of this Agreement, no material adverse change in the financial condition, results of operations or business of MSR and the MSR Subsidiaries, taken as a whole, shall have occurred, and MSR and the MSR Subsidiaries shall not have suffered any damage, destruction or loss materially adversely affecting the properties or business of MSR and the MSR Subsidiaries, taken as a whole, and Mercury shall have received a certificate signed by the chief executive officer of MSR dated the Closing Date to such effect;

         (c) The Board of Directors of MSR shall have taken such action as necessary (and the shareholders shall have voted on or approved such actions, required by law) to reconstitute the respective Boards of Directors, executive committees and principal executive officers of MSR and the MSR Subsidiaries effective as of the Effective Time in accordance with
    Section 5.6;

         (d) The proceeds of the Financing necessary to consummate the transactions contemplated hereby shall have been received by MSR;

         (e) Mercury shall have received from Thompson & Knight, P.C., counsel to MSR, an opinion dated the Closing Date in form and substance as shall be reasonably satisfactory to Mercury; and

         (f) Mercury shall have received such other certificates, instruments, and documents as may be reasonably requested by it to carry out the intent and purposes of this Agreement.


                                     ARTICLE VII

                                    MISCELLANEOUS


    7.1 TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether prior to or after approval by the stockholders of MSR:

         (a)  by mutual consent of MSR and Mercury;

         (b) by either MSR or Mercury if the Merger has not been effected on or before December 31, 1997;

         (c) by MSR if the conditions set forth in Sections 6.1 or 6.2 are not satisfied;

         (d) by Mercury if the conditions set forth in Section 6.1 or 6.3 are not satisfied;

         (e) by MSR if (i) since the date of this Agreement there has been a material adverse change in the results of operations, financial condition or business of Mercury Sub, or (ii) there has been a material breach of any representation, warranty or covenant set forth in this Agreement by Mercury which breach has not been cured within five business days following receipt by Mercury of notice of such breach;

         (f) by Mercury if (i) since the date of this Agreement there has been a material adverse change in the results of operations, financial condition or business of MSR and the MSR Subsidiaries, taken as a whole, or (ii) there has been a material breach of any representation, warranty or covenant set forth in this Agreement by MSR which breach has not been cured within five business days following receipt by MSR of notice of such breach; or

         (g) by MSR if the Board of Directors of MSR shall have recommended to the stockholders of MSR an Alternative Transaction, and the stockholders of MSR have approved such Alternative Transaction, or by Mercury at any time following a public announcement by MSR of such recommendation and approval.


    7.2 EFFECT OF TERMINATION. In the event of any termination of this Agreement pursuant to Section 7.1, (i) the provisions of the Confidentiality Agreement (as defined in Section 7.13) and the provisions of Section 5.7 shall survive any such termination, and (ii) such termination shall not relieve any party from liability for any breach of this Agreement.

    7.3 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is, or whose stockholders are, entitled to the benefits thereof This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto, provided that after this Agreement has been approved and adopted by the stockholders of MSR, this Agreement may be amended only as may be permitted by applicable provisions of the DGCL. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

    7.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties agreements of the parties hereto contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall survive the Closing without contractual limitation, regardless of any investigation made by or on behalf of any party.

    7.5  CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

         (a) "CONSENT" means any consent to assign or transfer or any other limitation on transferability.

         (b) "MERCURY PROPERTIES" means the properties, rights and interests listed in Exhibit B hereto.

         (c) "MSR PROPERTIES" means the properties, rights and interests listed in Exhibit C hereto.

         (d) "PREFERENTIAL RIGHT" means any preferential right or option to purchase or otherwise to acquire a thing.

         (e) "ROUTINE GOVERNMENTAL APPROVALS" mean approvals required to be obtained from any governmental or tribal authority that are customarily obtained after consummation of a transaction.

    7.6 PUBLIC STATEMENTS. Mercury and MSR agree to consult with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or applicable stock exchange policy.

    7.7 REMEDIES NOT EXCLUSIVE. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

    7.8 ASSIGNMENT. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. Except as set forth in this Agreement, this Agreement shall not be assignable by the parties hereto.

    7.9 NOTICES. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission, answer back requested, or (iii) mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

    if to Mercury or    Mercury Exploration Company
    Mercury Sub:        1619 Pennsylvania Avenue
                        Fort Worth, Texas 76104
                        Attention: Glenn M. Darden
    with a copy to:     Cantey & Hanger, L.L.P.
                        801 Cherry Street, Suite 2100
                        Forth Worth, Texas 76102
                        Attention: Sloan B. Blair


    if to MSR or        MSR Exploration Ltd.
    MSR Sub:            500 Main Street, Suite 210
                        Fort Worth, Texas 76102
                        Attention: Otto I. Buis


    with a copy to:     Thompson & Knight, P.C.
                        801 Cherry Street, Suite 1600
                        Fort Worth, Texas 75102
                        Attention: Stephen B. Norris


or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 7.9. Such notices shall be effective, (i) if delivered in person or by courier upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

    7.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Texas without giving effect to the principles of conflicts of law thereof.

    7.11 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

    7.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    7.13 HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

    7.14 CONFIDENTIALITY AGREEMENT.

         (a) Each party hereto agrees that all Confidential Information (as defined below) received by such party (the "RECEIVING PARTY") from the any other party hereto (the "DISCLOSING PARTY") shall be kept confidential by the receiving party and shall not be disclosed by the receiving party in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed to such directors, officers, employees, and authorized representatives (including without limitation attorneys, accountants, consultants, bankers, and financial advisors) of the receiving party (collectively, the "RECEIVING PARTY'S REPRESENTATIVES") as need to know such information for the purpose of evaluating the Merger (it being understood that such receiving party's representatives shall be informed by the receiving party of the confidential nature of such information and shall be required to treat such information confidentially), (ii) any disclosure of Confidential Information may be made to the extent to which the disclosing party consents in writing, (iii) Confidential Information may be disclosed by the receiving party or any receiving party's representatives to the extent that, in the opinion of counsel for the receiving party or such receiving party's representatives is legally compelled to do so, provided that, prior to making such disclosure, the party being legally compelled to disclose such information advises and consults with the disclosing party regarding such disclosure and provided further that the party being legally compelled to disclose such information discloses only that portion of the Confidential Information as is legally required, and (iv) any of such Confidential Information may be disclosed to any banks or other financial institutions or other prospective investors that may provide the Financing if such banks or other financial institutions or other prospective investors agree to comply with the provisions of this Section. The term "CONFIDENTIAL INFORMATION", as used herein, means all information (irrespective of the form of communication) obtained by or on behalf of a receiving party from a disclosing party or its representatives, other than information which (i) was or becomes generally available to the public other than as a result of disclosure by the receiving party or any receiving party's representative, (ii) was or becomes available to the receiving party on a nonconfidential basis prior to disclosure to the receiving party or its representatives, or (iii) was or becomes available to the receiving party from a source other than the disclosing party or its representatives, provided that such source is not known by the receiving party to be bound by a confidentiality agreement with the disclosing party.

         (b) If this Agreement is terminated, each receiving party shall promptly return, and shall use their reasonable best efforts to cause all receiving party representatives to promptly return, all Confidential Information to the disclosing party without retaining any copies thereof, provided that such portion of the Confidential Information as consists of notes, compilations, analyses, reports, studies, or other documents prepared by the receiving party or the receiving party's representatives shall be destroyed.

    7.15 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES; COMMUNITY PROPERTY INTERESTS. This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof, and neither this Agreement nor any document delivered in connection with this Agreement confers upon any person not a party hereto any rights or remedies hereunder except as provided in Sections 5.7.

    7.16 DISCLOSURE LETTERS.

         (a) The Mercury Disclosure Letter, executed by Mercury as March 17, 1997, and delivered to MSR on such date, contains all disclosures required to be made by Mercury under the various terms and provisions of this Agreement. Each item of disclosure set forth in the Mercury Disclosure Letter specifically refers to the Article and Section of this Agreement to which such disclosure responds, and shall not be deemed to be disclosed with respect to any other Article or Section of this Agreement.

         (b) The MSR Disclosure Letter, executed by MSR as of March 10, 1997, and delivered to Mercury on such date, contains all disclosures required to be made by MSR under the various terms and provisions of this Agreement. Each item of disclosure set forth in the MSR Disclosure Letter specifically refers to the Article and Section of this Agreement to which such disclosure responds, and shall not be deemed to be disclosed with respect to any other Article or Section of this Agreement.


    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the date first above written.


                                       MSR Exploration Ltd.



                                       By: /s/ OTTO J. BUIS
                                          ------------------------------------
                                          Otto J. Buis, Chairman of the Board



                                       Mercury Exploration Company



                                       By: /s/ GLEN M. DARDEN
                                          ------------------------------------
                                          Glen M. Darden, Vice President


                                       Mercury Montana, Inc.



                                       By: /s/ GLEN M. DARDEN
                                          ------------------------------------
                                          Glen M. Darden, Vice President

                                                                       EXHIBIT A

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM SUCH REGISTRATION. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

No. 1C                                  Right to Purchase Up to 1,250,000 Shares
   ----                                                         ---------


                             STOCK PURCHASE WARRANT

    THIS CERTIFIES THAT, for value received, Mercury Exploration Company, or registered assigns, is entitled to purchase from MSR Exploration Ltd., a Delaware corporation (the "Company"), at any time or from time to time during the period specified in Paragraph 2 hereof, of up to One Million, Two Hundred Fifty Thousand (1,250,000) fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at an exercise price per share of $.01 (the "Exercise Price"). The term "Warrant Shares", as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraphs 3 and 5 hereof. The term "Warrants", as used herein, shall mean this Stock Purchase Warrant and all Stock Purchase Warrants issued in connection with any transfer, exchange, or replacement thereof.

    This Warrant is subject to the following terms, provisions, and conditions:

    1. MANNER OF EXERCISE: ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional Warrant Share), by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, to the Company during normal business hours on any business day at the Company's principal office in Fort Worth, Texas (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash or by certified or official bank check of the Exercise Price for the Warrant Shares specified in said Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or its designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement delivered, and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding seven business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name as shall be designated by said holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said certificates, deliver to said holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution, and delivery of stock certificates (and any new Warrants) pursuant to this Paragraph 1 except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

    2. PERIOD OF EXERCISE. Subject to the satisfaction of the conditions specified in Paragraph 3 below, this Warrant is only exercisable during the period commencing on the date (the "Initial Exercise Date") on which a "Tax Event" (as defined below) occurs and ending on March 31, 2002 at 5:00 p.m. Fort Worth, Texas local time; provided, however, such date shall automatically be extended in the event any litigation or administrative proceeding with respect to a possible Tax Event is pending as of such date to a date that is 90 days after the final resolution of such administrative proceeding or litigation (the "Termination Date").

    3.   DETERMINATION OF NUMBER OF WARRANT SHARES; CONDITIONS TO EXERCISE.

    (a) The number of Warrant Shares with respect to which this Warrant is exercisable shall be an amount equal to the lesser of (i) One Million Two Hundred Fifty Thousand (1,250,000) or (ii) an amount determined by dividing the amount of any "Tax Liability" (as defined below) by the "Market Price" per share of Common Stock (as defined below) as of the date of the Tax Event.

    (b) This Warrant is exercisable only if a Tax Event shall have occurred prior to the Termination Date, and then only in the amount of Warrant Shares determined pursuant to Paragraph 3(a) above. If a Tax Event shall not have occurred on or before the Termination Date, this Warrant shall terminate and be of no further force or effect.

    (c) For purposes of this Warrant, the following terms shall haver the meanings set forth below:

    "Tax Event" shall mean a final, binding and non-appealable determination by a governmental taxing authority or court of appropriate jurisdiction that the Company has a liability for taxes, or for failure to withhold taxes, under Canadian or United States tax laws as a result of the continuance of MSR Exploration Ltd., an Alberta, Canada corporation and predecessor in interest to the Company, from the Province of Alberta to the State of Delaware.

    "Tax Liability" shall mean the amount of the taxes, including fines, penalties and interest, if any, required to be paid by the Company as a result of a Tax Event.

    "Market Price" shall mean the average of the last reported per share sale prices for Common Stock for the 20 consecutive Trading Days (as defined below) commencing 30 Trading Days before the day in question. The last reported sale price for each day shall be (i) the last reported sale price of the Common Stock on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause
    (i) above, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Inc. if at least two securities dealers have inserted both bid and asked quotations for such security on at least 10 of such 20 consecutive Trading Days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trading. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such security as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. The term "Trading Days", as used herein, means (i) if the Common Stock is quoted on the National Market of the National Association of Security Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

    4. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

    (a) SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

    (b) RESERVATION OF SHARES. During the period commencing on the date hereof and ending on the Termination Date, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

    5. PROTECTION AGAINST DILUTION. The number of shares of Common Stock purchasable pursuant to the exercise of the rights under this Warrant and the Exercise Price shall be adjusted as hereinafter set forth:

    (a) STOCK DIVIDENDS, SUBDIVISIONS, RECLASSIFICATIONS, ETC. In case at any time or from time to time after the date hereof the Company shall:

         (i) fix a record date for the holders of its issued and outstanding Common Stock for the purposes of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

         (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

         (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then, and in each such case the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event.

    (b) ADJUSTMENT OF NUMBER OF SHARES PURCHASABLE. Upon each adjustment in the Exercise Price, pursuant to Paragraph 5(a) above, such number of shares of Common Stock purchasable hereunder shall be adjusted by multiplying the number of shares of Common Stock by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect upon such adjustment.

    6.   ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

    (a) Prior to the expiration date of this Warrant, the Company shall not consolidate with or merge into another corporation, or convey all or substantially all of its assets to any other corporation or corporations, whether affiliated or unaffiliated (any such corporation being included within the meaning of the term "successor corporation"), or agree to so consolidate, merge or convey assets unless and until prior to consummation of such consolidation, merger or conveyance the successor corporation thereto shall assume, by written instrument executed and mailed to the holder of this Warrant at such time, the obligation to issue and deliver to such holder such shares of stock, securities or property as, in accordance with the provisions of Paragraph 6(b) below, such holder shall be entitled to purchase or receive.

    (b) In case of any capital reorganization or reclassification of the Common Stock of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the date of execution of this Warrant or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, then and in each such case the holder of this Warrant, upon exercise, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Common Stock of the Company (or such other corporation) the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock of the Company (or such other corporation) as is allocable to the shares of Common Stock then called for by this Warrant, as if such holder had exercised this Warrant immediately prior thereto.

    7.   REGISTRATION RIGHTS.

    (a) RIGHT TO PARTICIPATE IN REGISTRATIONS. If, at any time prior to the expiration of two years from the last date on which this Warrant is validly exercised, the Company proposes to register shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-l, S-2, or S-3 (or any form which replaces or is substantially similar to such form), the Company shall each such time give notice of such proposed registration to the holder of this Warrant, if this Warrant has not yet expired, and to all holders of shares of Common Stock acquired by reason of exercise of this Warrant. Subject to the terms and provisions of this Paragraph 6, upon the request of any such holder ("Holder") made within 20 days after the giving of such notice by the Company, the Company shall use its best efforts to cause all shares of Common Stock that have been acquired by such Holder pursuant to the exercise of this Warrant, and all shares of Common Stock that will be acquired by such Holder pursuant to the exercise of this Warrant not later than the fifth day prior to the filing of the registration statement under the Securities Act, which shares such Holder shall have requested to be included in the proposed registration ("Registrable Shares"), to be included in such registration to the extent requisite to permit the sale or other disposition by such Holder of such Registrable Shares. In the event the offering to be conducted pursuant to the proposed registration is to be an underwritten public offering, the registration rights provided in this Paragraph 6 shall be subject to the approval of the managing underwriter or underwriters of such offering, who shall determine the number of Registrable Shares, if any, that may be included in such registration without adversely affecting such offering.

    (b) REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Paragraph 6 to use its best efforts to cause Registrable Shares to be included in the registration of securities of the Company under the Securities Act, the Company will, as expeditiously as possible:

         (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") covering such Registrable Shares and use its best efforts to cause the Registration Statement to become effective and to remain effective for so long as may reasonably be necessary to complete the sale or other disposition of such Registrable Shares, provided that the Company shall not in any event be required to use its best efforts to maintain the effectiveness of the Registration Statement for a period in excess of 90 days;

         (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus contained therein as may be necessary to keep the Registration Statement effective, and comply with the provisions of the Securities Act, with respect to the sale or other disposition of such Registrable Shares whenever the Holders thereof shall desire to sell or otherwise dispose of the same but only to the extent provided in this Paragraph 7(b);

         (iii) furnish to each Holder of such Registrable Shares such numbers of copies of the Registration Statement, the prospectus contained therein (including each preliminary prospectus), and each amendment and supplement to the Registration Statement and such prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the sale or other disposition of such Registrable Shares; and

         (iv) before filing the Registration Statement, any prospectus to be used in connection with the offering to be conducted pursuant to such registration, or any amendments or supplements to the Registration Statement or such prospectus with the Commission, furnish counsel to the Holders of such Registrable Shares with copies of all such documents proposed to be filed, which shall be subject to the reasonable approval of such counsel.

    (c) REQUIRED INFORMATION. The Company shall not be required to use its best efforts to include any Registrable Shares in a proposed registration of its securities under the Securities Act unless and until (i) the Holder of such Registrable Shares furnishes to the Company such information regarding such Holder and such Registrable Shares and the intended method of disposition of such Registrable Shares as the Company shall reasonably request in order to satisfy the requirements applicable to such registration, and (ii) in the event the offering to be conducted pursuant to such registration is to be an underwritten public offering, such Holder agrees to the terms of the underwriting agreed to between the Company and the underwriter or underwriters of such offering and executes all documents reasonably required to effect such offering.

    (d) EXPENSES OF REGISTRATION. In the event of the inclusion pursuant to the provisions of this Paragraph 7 of Registrable Shares in a registration by the Company of its securities under the Securities Act, the Holder of such Registrable Shares shall pay any federal and blue sky filing and registration or qualification fees attributable to such Holder's Registrable Shares, any brokerage and underwriting discounts and commissions payable in respect of Registrable Shares sold on such Holder's behalf, all fees and expenses of any attorneys and accountants employed by such Holder, and any other costs directly incurred by such Holder, and the Company shall pay or cause to be paid and shall indemnify and hold harmless such Holder from and against any and all other costs and expenses incurred in connection with such registration and related blue sky registrations and qualifications.

    (e) INDEMNIFICATION. In connection with any registration of Registrable Shares pursuant to the provisions of this Paragraph 7, the Company shall indemnify and hold harmless the Holder of such Registrable Shares to the extent that companies generally indemnify and hold harmless underwriters in connection with public offerings under the Securities Act, and such Holder shall indemnify and hold harmless the Company, each director and officer of the Company, and each person who controls the Company within the meaning of the Securities Act to the extent that selling shareholders generally indemnify and hold harmless issuers of securities in connection with public offerings under the Securities Act with respect to the written information provided by such Holder for use by the Company in the preparation of the Registration Statement.

    8. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax in respect thereof.

    9. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

    10.  Transfer Exchange and Replacement of Warrant.

    (a) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

    (b) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 10, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 10.

    (c) REGISTER. The Company shall maintain, at its principal office in Fort Worth, Texas (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

    (d) EXERCISE OR TRANSFER WITHOUT REGISTRATION. Anything in this Warrant to the contrary notwithstanding, if, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant or the Warrant Shares shall not be registered under the Securities Act of 1933, as amended, and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that (i) the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws and (ii) the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company. The holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

    11. NOTICES. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company at 1619 Pennsylvania Avenue, Fort Worth, Texas 76104, Attention: President, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by telegram or telex, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram or telex) the person entitled to receive such notice at the address of such person for purposes of this Paragraph Il, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

    12. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

    13. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific enforcement of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

    14.  MISCELLANEOUS.

    (a) AMENDMENTS. This Warrant and any provision hereof may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

    (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

    (c) SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of __________ 1997.


                                 MSR Exploration Ltd.




                                 By
                                    ------------------------------------

                              FORM OF EXERCISE AGREEMENT


                             Dated: _______, 19____

To:
    -----------------

    The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase _______ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of $________. Please issue a certificate or certificates for such shares of Common Stock in the name of the undersigned and pay any cash for any fractional share to the undersigned.


                        Name:
                             -----------------------------------


                        Signature:
                                  ------------------------------
                        Title of Signing Officer or Agent (if
                        any):
                             -----------------------------------

                        Note: The above signature should correspond exactly with the name on the face of the within Warrant or with the name of the assignee appearing in the assignment form.

                                  FORM OF ASSIGNMENT


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:


NAME OF ASSIGNEE   ADDRESS   NO. OF SHARES
----------------   -------   -------------





, and hereby irrevocably constitutes and appoints _____________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.



Dated:                19   .
      ---------------   ---


In the presence of


----------------------


                               Name:
                                    -----------------------------------


                               Signature:
                                         ------------------------------
                               Title of Signing Officer or Agent
                               (if any):
                                        -------------------------------
                               Address:
                                        -------------------------------

                                        -------------------------------


                               Note:  The above signature should correspond
                                      exactly with the name on the face of the within Warrant.

                                                                       EXHIBIT B
                                       SHEET 1

                                MERCURY MONTANA, INC.

    FIELD                   WORKING INTEREST    NET REVENUE INTEREST     O.R.R.I
CUTBANK AIRPORT FIELD           1.0000000000            0.8333333000
DAQUIST UNIT                    1.0000000000            0.8938680900
LANGABEER UNIT                  1.0000000000            0.8868690000
MCGUINESS WATERFLOOD            1.0000000000                     N/A
MCGUINESS UNIT 36               1.0000000000            0.8750000000
STUFFT #416                     1.0000000000            0.8750000000
STUFFT #417                     1.0000000000            0.8750000000
YUNCK UNIT                      1.0000000000            0.8958160000
FISHER-TORBET                   1.0000000000            0.8750000000
TAYLOR-SPIKES                   1.0000000000            0.8750000000
TETRUD, A.E., M., L.            1.0000000000            0.8750000000
TETRUD, M                       1.0000000000            0.8750000000
TETRUD, 1L2                     1.0000000000            0.8750000000
MILLER UNIT 2                   1.0000000000            0.8750000000
SCCBSU - SCCBSU SUNBURST        0.9422127000            0.8361845271
MALTBY - SCCBSU SUNBURST        1.0000000000            0.8750000000        0.0550000000
STATE 16 - SCCBSU SUNBURST      1.0000000000            0.8421870000        0.0078130000
LOOKOFF - SCCBSU SUNBURST       1.0000000000            0.8750000000
WINKLER - SCCBSU SUNBURST       1.0000000000            0.8737500000
BONNETT - SCCBSU SUNBURST       1.0000000000            0.9125000000        0.0108696000
SOUTH CENTRAL CBSU INJECTION    0.9422127000                     N/A



                                    Page 1

                             MERCURY EXPLORATION COMPANY
                                OIL AND GAS PRODUCERS




                                            March 17,1997



MSR Exploration Ltd.
500 Main Street, Suite 210
Fort Worth, Texas 76102

Gentlemen:

Reference is made to that certain Agreement and Plan of Merger among MSR Exploration Ltd., Mercury Exploration Company and Mercury Montana, Inc. dated as of the date hereof (the "Agreement"). This letter constitutes the "Mercury Disclosure Letter" referred to in the Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

    SECTION 2.2(A). Mercury is incorporated in Texas. Mercury Montana, Inc. ("MM") is incorporated in Delaware.

    SECTION 2.2(C).  Ownership of shares of capital stock of MM:

    Mercury Exploration Company         6,480,000
    Frank Darden                        1,200,000
    Thomas F. Darden                    1,200,000
    Glenn M. Darden                     1,200,000
    Anne Darden Self                    1,200,000
    Jack L. Thurber                       600,000
    Jeff Cook                             120,000


    SECTION 2.2(c)(ii). List of all 5 year warrants for Mercury Montana, Inc. at the following exercise prices:

                                               $1.25               $2.00
                                               -----               -----

    Mercury Exploration Company              2,970,000           2,970,000
    Frank Darden                               550,000             550,000

MSR Exploration Company
March 17, 1997
Page 2

    Thomas F. Darden                           550,000             550,000
    Glenn M. Darden                            550,000             550,000
    Anne Darden Self                           550,000             550,000
    Jack L. Thurber                            275,000             275,000
    Jeff Cook                                   55,000              55,000
                                             ---------           ---------
                                             5,500,000           5,500,000

    Thomas F. Darden, President/Director    Option for 114,285 common shares at
                                            $.875 per share flat

    Glenn M. Darden, Executive Vice
    President/Director                      Option for 114,285 common share at
                                            $.875 per share flat

    SECTION 2.2(d).     None

    SECTION 2.2(f). Consummation of the Agreement requires consent of NationsBank of Texas, N.A.

    SECTION 2.2(h).     None

    SECTION 2.2(i).     Granting of stock options to Glenn M. Darden and Thomas
F. Darden as shown in documents furnished to MSR.

    SECTION 2.2(i).     None

    SECTION 2.2(k).     None

    SECTION 2.2(l).     None

    SECTION 2.2(m).     None

    SECTION 2.2(n). Environmental Matters. In September 1994, in connection with the acquisition of properties from Unocal, a Phase One environmental assessment was performed by ENSR Consulting and Engineering. Upon their recommendation, Glacier Pipeline and Tank Farm Hill were excluded from the purchase and retained by Unocal. The Phase One assessment documents from ENSR are provided herewith and are incorporated herein by reference.

MSR Exploration Company
March 17, 1997
Page 3

    SECTION 2.2(o)(i).  Exhibit A. List of Oil and Gas Leases in Montana
                        Exhibit B. List of Agreements (Wells Agreement)

    SECTION 2.2(o)(ii). None

    SECTION 2.2(o)(iii).SDGI Conveyance of Production Payment and Related
                        Agreements (Attached)

                        Unocal Call on Oil Production in Unocal/Mercury Purchase and Sale Agreement (Attached)

    SECTION 2.2(o)(iv). SDGI Conveyance of Production Payment and Related
                        Agreements (Attached)

    SECTION 2.2(o)(v).  None

    SECTION 2.2(o)(vi). Wells Agreement

    SECTION 2.2(o)(ix). None

    SECTION 2.2(o)(x).  None

    SECTION 2.2(o)(xi). Liens to NationsBank
                        Wells Agreement
                        Unocal Call on Production

    SECTION 2.2(o)(xii).Reserve Report Provided.

    SECTION 2.2(p).     Agreements to Purchase Oil & Gas

    SECTION 2.2(q)(i).  All directors and officers including current year compensation:

    Frank Darden, Chairman/Director         $0.00
    Thomas F. Darden, President/Director    Option for 114,285 common shares at
                                            $.875 per share flat
    Glenn M. Darden, Executive Vice
      President/Director                    Option for 114,285 common
                                            shares at $.875 per share flat

MSR Exploration Company
March 17, 1997
Page 4



    SECTION 2.2(q)(ii). None.

    SECTION 2.2(r). Insider Interests. Refer to listing of shares held by Directors and Officers of Mercury in Section 2.2(c) above.

    SECTION 2.2(s).     List of all bonds:
-   $25,000 Personal Statewide Oil and Gas Bond (BLM Bond No. MT 0885)
- $25,000 Multi-Well Bond (Certificate of Deposit) CD6368 with Farmers State Bank of Cut Bank
-   $16,302 EPA Underground Injection Control Bond (Irrevocable Letter of
    Credit).

    SECTION 2.2(t).     None
                                  Very truly yours,

                                  MERCURY EXPLORATION COMPANY

                                  /s/ Glenn Darden

                                  Glenn Darden
                                  Executive Vice President


GD:sh

                              MSR EXPLORATION LTD.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                   March 10, 1997
                                                   REVISED

Mercury Exploration Company
1619 Pennsylvania Avenue
Fort Worth, Texas 76104

    Re:  Supplemental Disclosure Letter

Gentlemen:

    Reference is made for all purposes to that certain Agreement and Plan of Merger dated as of the date hereof by and among MSR Exploration Ltd., an Alberta, Canada corporation, ("MSR"), Mercury Exploration Company, a Texas corporation ("Mercury") and Mercury Montana, Inc., a Delaware corporation and a wholly owned subsidiary of Mercury, ("Mercury Sub"), ("the Agreement"). This letter constitutes the "Disclosure Letter" referred to in the Agreement. All defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Section 2.1(a) Organization and Good Standing.

    1.   Name: MSR Exploration Ltd.
         Jurisdiction of Incorporation: Alberta, Canada

    2.   Name: Mountain States Resources, Inc.
         Jurisdiction of Incorporation: Colorado

    3.   Name: MSR Exploration, Inc.
         Jurisdiction of Incorporation: Texas

    4.   Name: Gypsy Highview Gathering System, Inc.
         Jurisdiction of Incorporation: Montana

    5.   Name: Monte Grande Exploration, Inc.
         Jurisdiction of Incorporation: Montana

    6.   Name: MSR Drilling, Inc.
         Jurisdiction of Incorporation: Montana




              500 MAIN STREET, SUITE 210 - FORT WORTH, TEXAS 76102
                      (817) 877-3151 - FAX (817) 877-1709

Mercury Exploration Company                                               Page 2
March 10, 1997


Section 2.1 (b) Capitalization.
                All MSR Subsidiaries shares have been pledged as part of the security under a certain Credit Agreement dated December 30, 1994 between MSR and Banque Paribas as Agent.

Section 2.1 (d) Authority.
                Consent of Banque Paribas is required under certain Credit Agreement dated as of December 30, 1994 among MSR and all its subsidiaries and Banque Paribas as Agent

Section 2.1 (e) Absence of Undisclosed Liabilities.
                None.

Section 2.1 (f) Conducting Of Business In The Ordinary Course.
                None.

Section 2.1 (g) Litigation.
                None.

Section 2.1 (h) Compliance With Laws.
                Under the U.S. Environmental Protection Agency's (EPA) Underground Injection Control Program, Operators of injection wells associated with oil and gas production must maintain financial responsibility and resources to close, plug and abandon such wells. To demonstrate financial responsibility, MSR has issued through a local bank a letter of credit in the amount of $191,625 for forty one injection wells.

Section 2.1 (i) Employee Benefit Plans.
                MSR provides a major medical and dental plan including a $5,000 life insurance policy. Employees may add dependents by paying 75% of the additional cost. Copies of the major medical and dental plan such policies are included with this letter. MSR provides state required Workmen's Compensation Insurance.

Section 2.1 (i) Taxes.
                None.

Section 2.1 (k) Environmental Matters.
                In January 1995, in connection with bank financing, an environmental consulting firm performed an environmental assessment of all of MSR's U. S. producing properties.
                In June, 1995 the acquired Southeast Texas properties were assessed. The phase one assessment documents from EnecoTech Environmental Consultants are provided herewith and are incorporated herein by reference.

Mercury Exploration Company
Page 3
March 10, 1997


Section 2.1 (1) Properties.

    (i)   Oil and Gas leases and other Agreements.
    Exhibit A.1 List of oil and gas leases Runnels, County, Texas. Exhibit A.2 List of oil and gas leases Southeast Texas.
    Exhibit A.3 List of oil and gas leases Montana through 12/31/94. Exhibit A.4 List of oil and gas leases Montana since 1/1/95. Exhibit B.1 Casinghead gas gathering system Runnels County, Tx. Exhibit B.2 Gas pipeline system Glacier County, Montana.


    (ii)  Commitments to make expenditures.
    One well to be drilled in the Winters (Capps) Field in the April-May 1997 period.
    Approximate depth is 4500' and the estimated dry hole cost is $75,000.

    (iii) Sale of Assets.
    None.

    (iv)  Prepayments for Products.
    None.

    (vi) Area of mutual agreement or non complete or any farm-out or farm-in agreements or any tax partnership.
    None.

    (ix)  Preferential Rights or Consents.
    Consent of Banque Paribas is required under certain Credit Agreement dated as of December 30, 1994 among MSR and all its subsidiaries and Banque Paribas as Agent

    (x)   Agreements to gather, transport, process or market products.

    Gas Purchase and Sale Contract among MSR Exploration, Inc. (assigned) and Enron Capital and Trade Resources dated March 16, 1994

    Gas Purchase and Sale Contract among MSR Exploration, Inc. (assigned) and Rio Vista Gas Marketing dated August 1, 1995

    Oil Purchase and Sale agreement between MSR Exploration, Inc. and Pride Petroleum, Inc. dated June 22, 1990.

    Gas and Gas Liquids Purchase and Sale contract between MSR Exploration, Inc. and C & L Processors (assigned from Omni Petroleum Corporation, dated March 2, 1988.

Mercury Exploration Company                                            Page 4
March 10, 1997

    Condensate Purchase Contract between MSR Exploration, Inc. and Gulfmark Energy, Inc. presently month to month.

    Oil Purchase Contract between JN Petroleum Marketing and Gypsy Highview Gathering System, Inc., dated October 28, 1996.

    Oil Purchase Contract between JN Petroleum Marketing and Mountain States Resources, Inc. dated October 28, 1996.

    Oil Purchase Contract between JN Petroleum Marketing and Monte Grande Exploration, Inc. dated October 28, 1996.

    Oil Purchase Contract between Cenex and Gypsy Highview Gathering System, Inc. dated May 23, 1986.

    Gas Purchase Contract between Montana Power Company and Gypsy Highview Gathering System, Inc. (Red River Gas Plant) agreement dated November 1, 1993.

Section 2.1 (m) Other Agreements.
    Credit Agreement among MSR and all subsidiaries and Banque Paribas as Agent dated December 30. 1994.

    Employment Agreement between MSR and Patrick M. Montalban dated January 1, 1994

Section 2.1 (n) Employees, Labor Relations.
    (i) Employees.
    Attached is a list of all directors, officers and employees including current year compensation for prior year and current year.

    (ii) Labor Relations.
    None.

Section 2.1(o) Insider Interests.
    See attached listing of shares held by Directors and Officers of MSR.

Section 2.1 (p) Financial Requirements.
    See Environmental requirements in Section 2.1 (h)

Section 2.1 (r) Brokerage Fees.
    None

Mercury Exploration Company                                            Page 5
March 10, 1997

Section 2.1(t) Bank Accounts and Powers of Attorney.
               Bank accounts - see listing attached.
               Power of Attorney.
               None.





                        Very truly yours,

                        /s/ Otto J. Buis

                        Otto J. Buis
                        Chairman of the Board, President and Chief Operating Officer

OJB/lt


enclosures

msr\mercury\supdis.doc

Mercury Exploration Company
1616 Pennsylvania Avenue
Fort Worth, TX 76104

Attn: Mr. Glenn M. Darden, Exec. V.P.

Cantey & Hanger, L.L.P. (Enclosures)
801 Cherry Street, Suite 2100
Fort Worth, TX 76102

Attn: Mr. Sloan B. Blair

Thompson & Knight, P.C.
801 Cherry Street, Suite 1600
Fort Worth, TX 76102

Attn: Mr. Stephen B. Norris

                                 MSR Exploration Ltd
                          Supplemental Disclosure Letter to:
                             Mercury Exploration Company
                                 Dated March 7, 1997
                               * REVISED MARCH 10, 1997

LIST OF DOCUMENTS AND EXHIBITS ACCOMPANYING LETTER:

Section 2.1 (i) Employee Benefit Plans.
                MetLife Health Coverage - Plan
                MetLife Life and Dental Benefits - Plan

Section 2.1(k)  Environmental Matters.
                EnecoTech, Inc. - Environmental Consultants
                1. Limited Phase I environmental assessment of Hanson Production
                   Company Properties (Southeast Texas gas wells) dated July, 1995.
                2. *LIMITED PHASE I ENVIRONMENTAL ASSESSMENT OF
                   MSR'S WINTER CAPPS FIELD, RUNNELS COUNTY, TEXAS; NORTH CENTRAL CUT BANK SAND UNIT AND GRABEN COULEE FIELD, GLACIER COUNTY, MONTANA DATED DECEMBER __, 1994

Section 2.1(l) Properties.

               Listing of oil and gas properties.

               (i)  Oil and gas leases and other Agreements.
               Exhibit A.1 List of oil and gas leases Runnels, County, Texas. Exhibit A.2 List of oil and gas leases Southeast Texas.
               Exhibit A.3 List of oil and gas leases Montana through 12/31/94. Exhibit A.4 List of oil and gas leases Montana since 1/1/95. Exhibit B.1 Casinghead gas gathering system Runnels County, Tx. Exhibit B.2 Gas pipeline system Glacier County, Montana.

    (x)  Agreements to gather, transport, process or market products.

               Gas Purchase and Sale Contract among MSR Exploration, Inc. (assigned) and Enron Capital and Trade Resources dated March 16, 1994

               Gas Purchase and Sale Contract among MSR Exploration, Inc. (assigned) and Rio Vista Gas Marketing dated August 1, 1995

               Oil Purchase and Sale agreement between MSR Exploration, Inc. and Pride Petroleum, Inc. dated June 22, 1990.

Mercury Exploration Company                                              Page 2
March 7, 1997 Revised

    Gas and Gas Liquids Purchase and Sale contract between MSR Exploration, Inc. and C & L Processors (assigned from Omni Petroleum Corporation, dated March 2, 1988.

    Condensate Purchase Contract between MSR Exploration, Inc. and Gulfmark Energy, Inc. presently month to month.

    Oil Purchase Contract between Cenex and Gypsy Highview Gathering System, Inc. dated May 23, 1986.

    Gas Purchase Contract between Montana Power Company and Gypsy Highview Gathering System, Inc. (Red River Gas Plant) agreement dated November 1, 1993.

    Oil Purchase Contract between JN Petroleum Marketing and Gypsy Highview Gathering System, Inc., dated October 28, 1996.

    Oil Purchase Contract between JN Petroleum Marketing and Mountain States Resources, Inc. dated October 28, 1996.

    Oil Purchase Contract between JN Petroleum Marketing and Monte Grande Exploration, Inc. dated October 28, 1996.

Section 2.1(m) Agreements.
               * EMPLOYMENT AGREEMENT BETWEEN MSR AND PATRICK M. MONTALBAN, DATED JANUARY 1, 1994

Section 2.1 (n) Employees, Labor Relations.
                (i)  Employees.
                List of all directors, officers and employees including current year compensation prior year and current year.

Section 2.1 (o) Insider Interests.
                List of shares held by Directors and Officers of MSR.

Section 2.1 (t) Bank Accounts and Powers of Attorney.
                List of Bank accounts -

------------------------------------------------------------------------------------------------------------------
M S R EXPLORATION, LTD                  EXHIBIT "C"
------------------------------------------------------------------------------------------------------------------
OIL AND GAS PROPERTIES                                                                 NET
------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 1996                                                                     WORKING             NET
------------------------------------------------------------------------------------------------------------------
                                                                                     (EXPENSE)           REVENUE
------------------------------------------------------------------------------------------------------------------
WELL                                                                                 INTEREST            INTEREST
------------------------------------------------------------------------------------------------------------------
No   DESCRIPTION                ST         FIELD                COUNTY                 NWI                 NRI
------------------------------------------------------------------------------------------------------------------
     UNITED STATES PROPERTIES
------------------------------------------------------------------------------------------------------------------
MOUNTAIN STATES RESOURCES (MONTANA PROPERTIES)
------------------------------------------------------------------------------------------------------------------
2000 STATE 4770-56              MT     GRABEN COULEE            GLACIER             1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
2001 MCALPINE ET AL             MT     GRABEN COULEE            GLACIER             1.00000000          0.88541660
------------------------------------------------------------------------------------------------------------------
2002 HAZEL TUMA                 MT     GRABEN COULEE            GLACIER             1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
2003 EXXON MCALPINE ET AL       MT     GRABEN COULEE            GLACIER             1.00000000          0.82291660
------------------------------------------------------------------------------------------------------------------
2004 STATE 17-172-75            MT     GRABEN COULEE            GLACIER             1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
2005 MCALPINE 12 - 1            MT     RED CREEK                GLACIER             1.00000000          0.75625000
------------------------------------------------------------------------------------------------------------------
2006 PERKINS ET AL              MT     HIGHVIEW                 TETON               1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
2007 LARSON SWANSON #34 11&13   MT     HIGHVIEW                 PONDERA             1.00000000          0.84500000
------------------------------------------------------------------------------------------------------------------
2008 STATE #8458-66             MT     HIGHVIEW                 PONDERA             1.00000000          0.84500000
------------------------------------------------------------------------------------------------------------------
2009 STATE #5125-57             MT     GYPSY BASIN              PONDERA             1.00000000          0.83750000
------------------------------------------------------------------------------------------------------------------
2010 STATE 17-527-76            MT     GYPSY BASIN              PONDERA             1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
2011 BILLS A                    MT     GYPSY BASIN              TETON               1.00000000          0.83750000
------------------------------------------------------------------------------------------------------------------
2012 BILLS B                    MT     GYPSY BASIN              PONDERA             1.00000000          0.83750000
------------------------------------------------------------------------------------------------------------------
2013 BILLS C                    MT     GYPSY BASIN              PONDERA             1.00000000          0.83750000
------------------------------------------------------------------------------------------------------------------
2014 BILLS COULEE               MT     BILLS COULEE             TETON               1.00000000
------------------------------------------------------------------------------------------------------------------
2015 BOYD LOLA M                MT     GYPSY BASIN              PONDERA             1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
2016 STATE 29 329-88            MT     HIGHVIEW                 TETON               1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
2017 LARSON SWANSON #1A         MT     HIGHVIEW                 PONDERA             1.00000000          0.85000000
------------------------------------------------------------------------------------------------------------------
2018 LARSON SWANSON #33-8       MT     HIGHVIEW                 PONDERA             1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
2019 LARSON 27-1                MT     HIGHVIEW                 PONDERA             1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
2020 LARSON 34-1                MT     HIGHVIEW                 PONDERA             1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
2021 FEDERAL 1-18               MT     NONE P&A                 MUSELSHELL          1.00000000          0.00000000
------------------------------------------------------------------------------------------------------------------
2022 EDRIS CALVERT #1           UT     NONE P&A                 NONE P&A            1.00000000
------------------------------------------------------------------------------------------------------------------
2023 FEDERAL 25-1               UT     NONE P&A                 NONE P&A            1.00000000
------------------------------------------------------------------------------------------------------------------
2024 NAVAJO 0 LEASE             AZ     NONE P&A                 APACHE              1.00000000
------------------------------------------------------------------------------------------------------------------
2025 LUNDGREN SEC 26 N 1/2 #4   MT     CUT BANK                 GLACIER             1.00000000          0.84000000
------------------------------------------------------------------------------------------------------------------
2026 BILSTAD LEASE              MT     RED RIVER                GLACIER             1.00000000
------------------------------------------------------------------------------------------------------------------
2027 BERKRAM LEASE              MT     RED RIVER                GLACIER             1.00000000
------------------------------------------------------------------------------------------------------------------
2028 MOBERLY RED CREEK          MT     RED CREEK                GLACIER             1.00000000
------------------------------------------------------------------------------------------------------------------
2029 ELMER 3-1                  MT     RED RIVER                GLACIER             1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
2030 ELMER 34-1 **GAS**         MT     RED RIVER                GLACIER             0.50000000          0.43750000
------------------------------------------------------------------------------------------------------------------
2030 ELMER 34-1 **OIL**         MT     RED RIVER                GLACIER             1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
2032 VASBOE ET AL SEC 27        MT     CUT BANK                 GLACIER             1.00000000          0.85000000
------------------------------------------------------------------------------------------------------------------
2034 BERKRAM 22-1               MT                              GLACIER             1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
2038 VASBOE ET AL SEC 22        MT     CUT BANK                 GLACIER             1.00000000          0.82500000
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
MONTE GRANDE EXPLORATION, INC (MONTANA PROPERTIES)
------------------------------------------------------------------------------------------------------------------
3000 PERKINS                    MT     HIGHVIEW                 TETON               1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
3001 SWENSEN SEC 10 NEE 1/4 B   MT     GRABEN COULEE            GLACIER             1.00000000          0.88583363
------------------------------------------------------------------------------------------------------------------
3002 SWENSON A                  MT     GRABEN COULEE            GLACIER             1.00000000          0.92106186
------------------------------------------------------------------------------------------------------------------

                                                    Page 1 of 4

------------------------------------------------------------------------------------------------------------------
M S R EXPLORATION, LTD                  EXHIBIT "C"
------------------------------------------------------------------------------------------------------------------
OIL AND GAS PROPERTIES                                                                 NET
------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 1996                                                                     WORKING             NET
------------------------------------------------------------------------------------------------------------------
                                                                                     (EXPENSE)           REVENUE
------------------------------------------------------------------------------------------------------------------
WELL                                                                                 INTEREST            INTEREST
------------------------------------------------------------------------------------------------------------------
No   DESCRIPTION                ST         FIELD                COUNTY                 NWI                 NRI
------------------------------------------------------------------------------------------------------------------
GYPSY HIGHVIEW GATHERING SYSTEM, INC (MONTANA PROPERTIES)
------------------------------------------------------------------------------------------------------------------
501  GYPSY HIGHVIEW GAS PLANT   MT                                                  1.00000000          1.00000000
------------------------------------------------------------------------------------------------------------------
502  RED RIVER GAS PLANT        MT                                                  1.00000000          1.00000000
------------------------------------------------------------------------------------------------------------------
4000 N CENTRAL CB SAND UNIT     MT     NORTH CENTRAL            GLACIER             0.97390390          0.81125937
------------------------------------------------------------------------------------------------------------------
4001 SWENSEN SEC 11             MT     RED CREEK                GLACIER             1.00000000          0.00000000
------------------------------------------------------------------------------------------------------------------
4002 SWENSEN SEC 3 S 112        MT     GRABEN COULEE            GLACIER             1.00000000          0.88583330
------------------------------------------------------------------------------------------------------------------
4003 SWENSEN SEC 10 W 1/2       MT     GRABEN COULEE            GLACIER             1.00000000          0.83515620
------------------------------------------------------------------------------------------------------------------
4004 COBB SEC 13-14-15 A        MT     GRABEN COULEE            GLACIER             1.00000000          0.86859380
------------------------------------------------------------------------------------------------------------------
4005 COBB SEC 13-14-15 B        MT     GRABEN COULEE            GLACIER             1.00000000          0.86859380
------------------------------------------------------------------------------------------------------------------
4006 THOMPSON SEC 11 S 1/2      MT     GRABEN COULEE            GLACIER             1.00000000          0.85875000
------------------------------------------------------------------------------------------------------------------
4007 KRUGER B SEC 14            MT     CUT BANK                 GLACIER             1.00000000          0.80000000
------------------------------------------------------------------------------------------------------------------
4008 BLM GTH # 087977           MT     CUT BANK                 GLACIER             1.00000000          0.92625000
------------------------------------------------------------------------------------------------------------------
4009 KRUGER A SEC 23            MT     CUT BANK                 GLACIER             1.00000000          0.87499990
------------------------------------------------------------------------------------------------------------------
4010 MAYER CHAPMAN 1 2 3 - 13   ND     BLUELL                   RENVILLE            1.00000000          0.84609372
------------------------------------------------------------------------------------------------------------------
4011 WEISS SEC 7-1              MT     CUT BANK                 GLACIER             1.00000000          0.86000000
------------------------------------------------------------------------------------------------------------------
4012 JACOBSEN LEE LEASE         MT     CUT BANK                 GLACIER             1.00000000          0.00000000
------------------------------------------------------------------------------------------------------------------
4013 PECK                       MT     DARLING                  GLACIER             1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
4014 PARKER                     MT     DARLING                  TOOLE               1.00000000          0.61468850
------------------------------------------------------------------------------------------------------------------
4015 FARBO (NEW BORDER)         MT     NEW BORDER               TOOLE               1.00000000          0.80000000
------------------------------------------------------------------------------------------------------------------
4016 OLD BORDER UNIT            MT     OLD BORDER               TOOLE               1.00000000          0.77127516
------------------------------------------------------------------------------------------------------------------
4017 MARENA UNIT                MT     CUT BANK                 GLACIER             0.96131350          0.73882950
------------------------------------------------------------------------------------------------------------------
4018 TWEEDY UNIT                MT     CUTBANK                  GLACIER             0.99611200          0.74720255
------------------------------------------------------------------------------------------------------------------
4019 MAYER CHAPMAN 5-13         ND     BLUELL                   RENVILLE            1.00000000          0.84609380
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

                                                    Page 2 of 4

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
M S R EXPLORATION, LTD                  EXHIBIT "C"
------------------------------------------------------------------------------------------------------------------
OIL AND GAS PROPERTIES                                                                 Net
------------------------------------------------------------------------------------------------------------------
DECEMBER 31,1996                                                                     Working               Net
------------------------------------------------------------------------------------------------------------------
                                                                                     (Expense)           Revenue
------------------------------------------------------------------------------------------------------------------
WELL                                                                                 Interest            Interest
------------------------------------------------------------------------------------------------------------------
 No  DESCRIPTION                ST         FIELD                COUNTY                 NWI                 NRI
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
MSR EXPLORATION INC (TEXAS PROPERTIES)
------------------------------------------------------------------------------------------------------------------
6000 ADAMI #1                   TX     WINTERS CAPPS            RUNNELS             1.00000000          0.87500000
------------------------------------------------------------------------------------------------------------------
6001 BREDEMEYER                 TX     WINTERS CAPPS            RUNNELS             1.00000000          0.00000000
------------------------------------------------------------------------------------------------------------------
6002 BULLOCK #1 & 2             TX     WINTERS CAPPS            RUNNELS             1.00000000          0.82204160
------------------------------------------------------------------------------------------------------------------
6003 CARROL A #1                TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83622440
------------------------------------------------------------------------------------------------------------------
6004 COOKE #1 & 2               TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83246160
------------------------------------------------------------------------------------------------------------------
6005 DENNY #1                   TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83058020
------------------------------------------------------------------------------------------------------------------
6006 DON DAVIS B #1             TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83058020
------------------------------------------------------------------------------------------------------------------
6007 DON DAVIS C #1             TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83246160
------------------------------------------------------------------------------------------------------------------
6008 DON DAVIS D #1             TX     WINTERS CAPPS            RUNNELS             1.00000000          0.80497440
------------------------------------------------------------------------------------------------------------------
6009 DON DAVIS UNIT LEASE       TX     WINTERS CAPPS            RUNNELS             1.00000000          0.82729208
------------------------------------------------------------------------------------------------------------------
6010 GERSTENBERG #1             TX     WINTERS CAPPS            RUNNELS             1.00000000          0.72000000
------------------------------------------------------------------------------------------------------------------
6011 GERSTENGERG A #1 1 & 2     TX     WINTERS CAPPS            RUNNELS             1.00000000          0.73749092
------------------------------------------------------------------------------------------------------------------
6012 H&G MERFELD                TX     WINTERS CAPPS            RUNNELS             1.00000000          0.00000000
------------------------------------------------------------------------------------------------------------------
6013 HASSE #3                   TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83246160
------------------------------------------------------------------------------------------------------------------
6014 JENNINGS #1 2 3 4 5        TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83622440
------------------------------------------------------------------------------------------------------------------
6015 JENNINGS SWD BATTERY       TX     WINTERS CAPPS            RUNNELS             1.00000000          0.00000000
------------------------------------------------------------------------------------------------------------------
6016 JKA STELLA WHITE           TX     WINTERS CAPPS            RUNNELS             1.00000000          0.00000000
------------------------------------------------------------------------------------------------------------------
6017 KETTLER #1 & 2             TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83246160
------------------------------------------------------------------------------------------------------------------
6018 MARKS #1 2 3 4 5 6         TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83246160
------------------------------------------------------------------------------------------------------------------
6019 MATHIS #1 2 3 4            TX     WINTERS CAPPS            RUNNELS             1.00000000          0.80902410
------------------------------------------------------------------------------------------------------------------
6020 MERFELD #1                 TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83622440
------------------------------------------------------------------------------------------------------------------
6021 PRUSSER #1                 TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83667076
------------------------------------------------------------------------------------------------------------------
6022 REID #1                    TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83998720
------------------------------------------------------------------------------------------------------------------
6023 ROBINSON #1                TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83810580
------------------------------------------------------------------------------------------------------------------
6024 RODGERS J W #1 & 2         TX     WINTERS CAPPS            RUNNELS             1.00000000          0.80000000
------------------------------------------------------------------------------------------------------------------
6025 SPILL #1                   TX     WINTERS CAPPS            RUNNELS             1.00000000          1.00000000
------------------------------------------------------------------------------------------------------------------
6026 STOECKER A #1 & 2          TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83622440
------------------------------------------------------------------------------------------------------------------
6027 STOECKER A SPILL #1        TX     WINTERS CAPPS            RUNNELS             1.00000000          0.80811220
------------------------------------------------------------------------------------------------------------------
6028 STOECKER A ST UT A $ I     TX     WINTERS CAPPS            RUNNELS             1.00000000          0.82860822
------------------------------------------------------------------------------------------------------------------
6029 STOECKER A ST UT B #1      TX     WINTERS CAPPS            RUNNELS             1.00000000          0.82962250
------------------------------------------------------------------------------------------------------------------
6030 STOECKER D ST UNIT 1       TX     WINTERS CAPPS            RUNNELS             1.00000000          0.82132727
------------------------------------------------------------------------------------------------------------------
6031 STOECKER D ST UNIT 2       TX     WINTERS CAPPS            RUNNELS             1.00000000          0.82319381
------------------------------------------------------------------------------------------------------------------
6032 STOECKER DORIS #1 & 2      TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83246160
------------------------------------------------------------------------------------------------------------------
6033 TKP DON DAVIS A            TX     WINTERS CAPPS            RUNNELS             1.00000000
------------------------------------------------------------------------------------------------------------------
6034 TOWNSEND BREDEMEYER        TX     WINTERS CAPPS            RUNNELS             1.00000000
------------------------------------------------------------------------------------------------------------------
6035 TOWNSEND SCOTT             TX     WINTERS CAPPS            RUNNELS             1.00000000
------------------------------------------------------------------------------------------------------------------
6036 TOWNSEND ROGERS            TX     WINTERS CAPPS            RUNNELS             1.00000000
------------------------------------------------------------------------------------------------------------------
6037 TOWNSEND THORPE            TX     WINTERS CAPPS            RUNNELS             1.00000000
------------------------------------------------------------------------------------------------------------------
6038 UECKERT UNIT #1            TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83622440
------------------------------------------------------------------------------------------------------------------
6039 WHITE #1 & #2              TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83000000
------------------------------------------------------------------------------------------------------------------
6040 WHITE A #1 & 2 & B #1      TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83246160
------------------------------------------------------------------------------------------------------------------
6041 WHITE C #1 & 2             TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83622440
------------------------------------------------------------------------------------------------------------------
6042 WHITE E #1                 TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83998720
------------------------------------------------------------------------------------------------------------------
6043 WJD #1                     TX     WINTERS CAPPS            RUNNELS             1.00000000          0.79339910
------------------------------------------------------------------------------------------------------------------
6044 DON DAVIS A #1 & 2         TX     WINTERS CAPPS            RUNNELS             1.00000000          0.83246160
------------------------------------------------------------------------------------------------------------------
6101 CINCO LTD #1               TX     CINCO RANCH              FORT BEND           0.74355470          0.54266590
------------------------------------------------------------------------------------------------------------------
6102 SCHMIDT #1                 TX     DANBURY                  BRAZORIA            0.42500000          0.31600000
------------------------------------------------------------------------------------------------------------------
6103 JOSEY RANCH #3             TX     LANGHAM                  HARRIS              0.41568600          0.32456730
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

                                                   Page 3 of 4

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
M S R EXPLORATION, LTD                  EXHIBIT "C"
------------------------------------------------------------------------------------------------------------------
OIL AND GAS PROPERTIES                                                                 Net
------------------------------------------------------------------------------------------------------------------
DECEMBER 31,1996                                                                     Working               Net
------------------------------------------------------------------------------------------------------------------
                                                                                     (Expense)           Revenue
------------------------------------------------------------------------------------------------------------------
WELL                                                                                 Interest            Interest
------------------------------------------------------------------------------------------------------------------
 No  DESCRIPTION                ST         FIELD                COUNTY                 NWI                 NRI
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
     CANADIAN PROPERTIES
------------------------------------------------------------------------------------------------------------------
MSR EXPLORATION LTD
------------------------------------------------------------------------------------------------------------------
1001 PREVO ETAL                 AB                                                  0.02924100          0.02924100
------------------------------------------------------------------------------------------------------------------
1002 HERSEY FERRIER             AB                                                  0.02924100
------------------------------------------------------------------------------------------------------------------
1003 ELMSWORTH                  AB                                                  0.01462050
------------------------------------------------------------------------------------------------------------------
1005 MED LODGE 6-10-53-21 W5    AB                                                                      0.00935307
------------------------------------------------------------------------------------------------------------------
1006 MED LODGE 14-20-52-21-W5   AB
------------------------------------------------------------------------------------------------------------------
1007 NORTH MEDICINE LODGE       AB
------------------------------------------------------------------------------------------------------------------
1008 MED LODGE/EDSON
     16-29-52-21W5M             AB                                                                      0.02290000
------------------------------------------------------------------------------------------------------------------
1009 FERRIER NORTH ESSO ET AL   AB
------------------------------------------------------------------------------------------------------------------
1010 ZAMA/LARNE ESSO ETAL       AB                                                  0.06904400
------------------------------------------------------------------------------------------------------------------
1011 BRAZEAU/POCO 4 29          AB                                                  0.12830000          0.12830000
------------------------------------------------------------------------------------------------------------------
1012 WEST PEMBINA/POCO          AB                                                  0.23773500
------------------------------------------------------------------------------------------------------------------
1013 SNOWFALL                   AB
------------------------------------------------------------------------------------------------------------------
1014 DAVEY 14 32                AB                                                  0.05848200
------------------------------------------------------------------------------------------------------------------
1015 JOFFREE                    AB
------------------------------------------------------------------------------------------------------------------
1017 MED LODGE NUMAS
     14-15-53-21W5M             AB
------------------------------------------------------------------------------------------------------------------
1018 SAMSOM C MED LODGE
     16-20-52-21                AB                                                                      0.01053018
------------------------------------------------------------------------------------------------------------------
1019 ELK RIVER                  AB
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
1004 NOEL A 29                  BC                                                  0.19500000          0.19500000
------------------------------------------------------------------------------------------------------------------
1016 PROPHET RIVER              BC                                                  0.01462050
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
NOTE -PROPERTIES WITH NO NET REVENUE INTEREST ARE NON PRODUCING PROPERTIES.
------------------------------------------------------------------------------------------------------------------

                                                   Page 4 of 4